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CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                                                   EXHIBIT 10.18

                                                                  EXECUTION COPY

                COLLABORATION, DEVELOPMENT AND LICENSE AGREEMENT

This Collaboration, Development and License Agreement ("Agreement") is made as of this 28th day of October, 2004 by and between AlgoRx Pharmaceuticals, Inc. ("ALGORX"), with its principal place of business being located at 500 Plaza Drive, 2nd Floor, Secaucus, New Jersey 07094, U.S.A. and BRIDGE PHARMA, Inc. ("BRIDGE"), with its primary place of business located at 902 Contento Street, Sarasota, FL 34242, U.S.A. (ALGORX and BRIDGE each a "Party" and together "Parties").

WHEREAS, BRIDGE is the owner of certain proprietary technology relating to analgesic and local anesthetic pharmaceutical agents based upon *********************** and *********************** and derivatives, isomers, metabolites and analogues thereof, including but not limited to those compounds designated by BRIDGE as ****** and ******.

WHEREAS, ALGORX wishes to obtain a license from BRIDGE to BRIDGE's proprietary technology for the rights to manufacture or have manufactured, use and sell products worldwide for all analgesic and local anesthetic Indications, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration for the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

   As used in this Agreement, the following terms, whether used in the singular or the plural, shall have the following meanings:

      "Affiliate" means any corporation or non-corporate business entity that controls, is controlled by, or is under common control with a Party. For purposes of this definition only, a corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation, or such lesser maximum percentage permitted in those jurisdictions where majority ownership by foreign entities is prohibited, or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation, or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or noncorporate business entity, as applicable, whether through the ownership or control of voting securities, by contract or otherwise.

      "ALGORX Know-How" means all data, information, methods, standard operating procedures, trade secrets, formulas, techniques, assays, protocols, processes and materials that (a) are developed by ALGORX pursuant to its development and commercialization of Licensed Product during the term of this Agreement, (b) are not, as of the Effective Date or at any time thereafter, in the public domain or generally known or available to the public or disclosed in any ALGORX Patents, and (c) are necessary or useful for the development, manufacture, use or commercialization of a Compound or a Licensed Product.

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      "ALGORX Patent Rights" means all (a) patents and patent applications owned or Controlled by ALGORX claiming or covering any Invention conceived and reduced to practice by ALGORX during the term of this Agreement necessary or useful for the development, manufacture, use or commercialization of a Compound or a Licensed Product; and (b) all current and future continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions, substitutions, supplementary protection certificates of the patents and patent applications described in (a) above, and the foreign patents and foreign patent applications to any of the foregoing, to the extent ALGORX's rights in such Inventions were not assigned to BRIDGE, according to Article 8.3(a). ALGORX Patent Rights also include ALGORX's interest in any Joint Patent Rights.

      "ALGORX Technology" means the ALGORX Know-How and the ALGORX Patent
Rights.

      "BRIDGE Know-How" means all data, information, methods, standard operating procedures, trade secrets, formulas, techniques, assays, protocols, processes and materials that (a) are owned or Controlled by BRIDGE as of the Effective Date or at any time during the term of this Agreement, (b) are not, as of the Effective Date or at any time thereafter, in the public domain or generally known or available to the public or disclosed in any BRIDGE Patents, and (c) are necessary or useful for the development, manufacture, use or commercialization of a Compound or a Licensed Product.

      "BRIDGE Patent Rights" means all (a) patents and patent applications owned or Controlled by BRIDGE claiming or covering any Invention that is necessary or useful for the development, manufacture, use or commercialization of a Compound or a Licensed Product, including without limitation those listed on Appendix A; and (b) all current and future continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions, substitutions, supplementary protection certificates of the patents and patent applications described in (a) above, and the foreign patents and foreign patent applications corresponding to any of the foregoing. BRIDGE Patent Rights also include any patents or patent applications claiming Inventions conceived and reduced to practice by ALGORX after the Effective Date that are assigned to BRIDGE pursuant to Article 8.3(a), and BRIDGE's interest in any Joint Patent Rights.

      "BRIDGE Technology" means the BRIDGE Know-How and the BRIDGE Patent
Rights.

      "Controlled by" means ownership or possession of the ability to assign or to grant access, a license or sublicense, without violating the terms of any agreement or other arrangement with a Third Party; provided, however, that a Party has exercised Diligent Efforts to obtain the rights to assign or grant access, a license or sublicense from such Third Party.

      "Commencement" means, with respect to a clinical trial complying with all laws and regulations of the jurisdiction in which it is conducted, the date upon which the first patient is enrolled in such clinical trial.

      "Composition of Matter" means a specific chemical mixture or chemical composition containing or comprising a Compound.

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      "Compound" means (a) BRIDGE's proprietary compounds ****** and ****** and
(b) any other compounds owned or Controlled by BRIDGE prior to or during the term of this Agreement utilizing or based upon *********************** and *********************** and derivatives, isomers, metabolites and analogues thereof.

      "Conversion Country" means a country that has been subjected to a "Conversion Event."

      "Conversion Event" is an event as described in Article 12.4(a).

      "Diligent Efforts" shall mean the carrying out of obligations or tasks in a commercially reasonable manner consistent with the efforts a similarly situated biopharmaceutical company would devote to the development and marketing of its own compounds and products having comparable commercial potential, stage of development, medical/scientific, technical and regulatory profile, and patent protection.

      "Dollars" or "$" means dollars in the currency of the United States.

      "Effective Date" means the date indicated on the first page of this Agreement and is the date when this Agreement goes into effect.

      "EU" means all the countries that are member states, from time to time, of the European Union.

      "FDA" means the United States Food and Drug Administration, or any successor entity thereto.

      "Fair Asset Value" shall have the meaning set forth in Article
12.5(f)(ii).

      "Field" means analgesia and/or local anesthesia in humans or animals via any route of administration, including without limitation dermal, mucosal, dental, ophthalmic or injection.

      "IND" means an Investigational New Drug Application filed or to be filed with the FDA in the United States or its equivalent outside of the USA.

      "Indication" means (i) any of the following standard analgesic or local anesthetic indications designated by the FDA: acute topical, chronic topical, nerve block, infiltration, and ocular, and (ii) any future standard analgesic or local anesthetic indication for which separate pivotal clinical trials are required by the FDA for the marketing of a Licensed Product.

      "Invention" means any patentable discovery, invention, improvement, idea, concept, technique, method, process, formula or technology.

      "Joint Invention" shall have the meaning set forth in Article 8.3(c).

      "Joint Patent Rights" means (a) all patents and patent applications claiming or covering any Joint Invention; and (b) all current and future continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions, substitutions, supplementary protection certificates of the patents and

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patent applications described in (a) above, and the foreign patents and foreign patent applications to any of the foregoing.

      "Joint Product Steering Committee" or "JC" means such committee, as described in Article 2.2.3.

      "Licensed Product" means any product containing or comprising a Compound and which is covered by a Valid Claim of the BRIDGE Patent Rights, or which incorporates any BRIDGE Know-How.

      "Management" means executive management of either of either Party, having the right to make substantive decisions, such to include the president and the chief executive officer thereof.

      "Major Market Country" means the following countries: the United States, China, Japan, the United Kingdom, France, Germany, Italy and Spain.

      "Minimum Development Expenditure" shall mean ALGORX's minimum expenditure commitment, either by itself or through its Affiliates and sublicensees, in the aggregate and on a worldwide basis, to develop and commercialize Licensed Products hereunder during each calendar year during the term hereof, commencing January 1, 2005 and ending with the first commercial sale of a Licensed Product. Such minimum commitment shall be One Million Dollars ($1,000,000) per calendar year; provided, however, that in no event shall the Minimum Development Expenditure, or ALGORX's meeting thereof, necessarily reflect the Parties' understanding of Diligent Efforts or conclusively constitute ALGORX's exercise of Diligent Efforts as required hereunder during any particular calendar year.

      "NDA" means a New Drug Application filed with the FDA in the United States or a corresponding filing outside of the USA filed with the appropriate Regulatory Agency.

      "NDA Approval" means the FDA's approval of an NDA filed by or on behalf of a Party for marketing a Licensed Product for an Indication in the United States, or a corresponding approval for such Licensed Product by the applicable Regulatory Agency for any other country or regulatory jurisdiction, together with any other authorizations by governmental authorities which are required for the marketing, promotion, pricing and sale such Licensed Product, including all manufacturing, pricing and reimbursement approvals.

      "Net Sales" means the gross sales amount (however denominated, whether as sales revenue, royalty, in-kind payment, or otherwise) for Licensed Product in finished product form actually received by ALGORX, its Affiliates or sublicensees from Third Parties, less the following deductions, without duplication: (a) amounts, if any, actually repaid or credited by reason of rejections or returns (including for spoiled, damaged, outdated, expired Licensed Product sold, withdrawals and recalls); (b) taxes, excises, customs duties or other governmental charges (excluding income taxes); (c) transportation, delivery and insurance charges actually incurred in connection with Licensed Products if included in the billed amount; (d) trade, cash and quantity discounts, rebates and allowances, if any, actually given in the ordinary course of business, including mandatory rebates to governmental agencies with discounts; (e) retroactive price reductions actually imposed by public authorities; and (f) royalty amounts, if any, paid to Third Parties in connection with any Preferred Third Party Patent. "Net Sales" shall not be net of

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any amounts paid or deductions made for commissions or fees paid to any person, whether they be with independent sales agencies, regularly employed by a ALGORX or its Affiliates, or under a sublicense or co-promotion arrangement, or for discounts or rebates, if any, actually allowed, if any such discount or rebate has been granted on any basis other than the purchase of Licensed Products. The computation of Net Sales shall not include amounts received by ALGORX, its Affiliates and sublicensees for the sale of Licensed Product among ALGORX, its Affiliates and sublicensees, unless such intra-group sale in any particular instance generates a higher Net Sales amount than the ultimate sale to a Third Party. If a Licensed Product is sold in combination with one or more other products, active ingredients or services that are sold separately by ALGORX, and whose sale and use are not covered by a Valid Claim of a BRIDGE Patent Right in the country for which the combination product is sold (such other products, ingredients or services of ALGORX, the "Other Components"; such combined product, the "Combined Offering"), the gross sales amount for such Combined Offering attributable to the Licensed Product, for purposes of calculation of Net Sales for the Licensed Product hereunder (the "Combined Offering Allocation"), shall be calculated in accordance with the following formula: the Combined Offering Allocation shall be the product of (x) the gross sales amount received by ALGORX, its Affiliates or sublicensees, as applicable, for the Combined Offering, less the deductions set forth in subsections (a) through (e) above, and (y) a fraction, the numerator of which is the aggregate sales amount ALGORX, its Affiliates or sublicensees receives for the Licensed Product included within the Combined Offering when such Licensed Product is sold independently in such country (or, if no such independent sales are made in such country, the amount that would reasonably be received), and the denominator of which is the aggregate sales amount ALGORX, its Affiliates or sublicensees would reasonably receive for both the Licensed Product and all Other Component(s) included within the Combined Offering if such Licensed Product and all Other Component(s) were sold independently (or, if no such independent sales are made in such country of one or more of the Other Components, the amount that would reasonably be received). The Combined Offering Allocation formula shall be recalculated at least on an annual basis and with greater frequency if reasonably necessary due to significant changes in the market. "Net Sales" of the Licensed Product in such circumstance shall be the Combined Offering Allocation calculated in accordance with the above. For purposes of clarification, the Parties acknowledge and agree that "Net Sales" shall in no event be "doubly reduced" by both a Combined Offering Allocation and a deduction under subsection (f) above for a Preferred Third Party Patent; that is, if a Licensed Product is combined with one or more Other Components, "Net Sales" in such circumstance shall be calculated either by using the Combined Offering Allocation in connection with such Other Component or by making a Preferred Third Party Patent royalty deduction under subsection (f) above in connection with such Other Component, but not both. Any dispute regarding the calculation of Licensed Product Net Sales in a Combined Offering shall be resolved by an Industry Expert according to the procedures of Article 14.2 below.

      "Party" means ALGORX or BRIDGE; "Parties" means ALGORX and BRIDGE.

      "Phase I" means the first phase of human clinical trials using a limited number of human subjects to gain evidence of the safety and tolerability of a product or compound.

      "Phase II" means the second phase of human clinical trials utilizing a product or compound in human subjects (in conjunction with performance of a therapeutic procedure) to gain evidence of the efficacy in one or more Indications and expanded evidence of the safety of a product or compound, as well as an indication of the dosage regimen required.

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      "Phase III" means the third phase of human clinical trials of a product or compound designed to demonstrate clinical efficacy and safety in a large number of human subjects (in conjunction with performance of a therapeutic procedure) pursuant to a clinical study agreed with the FDA at an end of Phase II meeting (or other such meeting), which study FDA defines as a pivotal clinical trial necessary for marketing approval of a product or compound for an Indication.

      "Preferred Country" means the following countries: the United States, China, Japan, the United Kingdom, France, Germany, Italy, Spain, Australia, Canada, Belgium, Russia, South Africa, Mexico, Poland and Scandinavia (Sweden, Norway, Denmark and Finland).

      "Preferred Third Party Patent" means any patent owned by a Third Party that claims or covers an Invention that in the good faith, reasonable agreement of the Managements of both Parties is reasonably likely to provide greater Net Sales of Licensed Products in the country covered by such patent than Licensed Products sold in that country would generate in the absence of the use of such Invention (including, for example and without limitation, a commercially superior topical formulation). The following are not considered "Preferred Third Party Patents": (a) a patent or technology that is Controlled by either ALGORX or BRIDGE or their Affiliates on or before the Effective Date, or (b) a Required Third Party Patent.

      "Project Plan" means the written plan developed by the Parties pursuant to
Article 2.3.

      "Purchase Notice" shall have the meaning set forth in Article 12.5(f)(i).

      "Regulatory Filing" means all submissions and regulatory filings, including, without limitation, all documents, data, and other information forming a part thereof, made by or on behalf of a Party in order to gain Regulatory Approval for any Compound or Licensed Product. "Regulatory Filing" shall include any IND or NDA, and any orphan drug designation.

      "Regulatory Approval" means any approvals by any Regulatory Agency in any country or community or association of countries included in the Territory (including, where applicable, price approvals that are required to be obtained prior to marketing) as may be required before any Compound or Licensed Product may be sold, including pricing approvals where applicable.

      "Regulatory Agency" means, with respect to any particular country, the governmental authority, body, commission, agency or other instrumentality of such country (or the EMEA with respect to the EU), with the primary responsibility for the evaluation or approval of pharmaceutical products before a pharmaceutical product can be tested, marketed, promoted, distributed or sold in such country, including such governmental bodies that have jurisdiction over the pricing of such pharmaceutical product. The term Regulatory Agency includes the FDA in the USA.

      "Required Third Party Patent" means any patent owned by a Third Party that blocks or is necessary for the development, testing, manufacture, sale or commercialization of a Licensed Product, Compound or a method of administration of a Licensed Product containing a Compound in that country. For purposes of example only, Required Third Party Patents would include, without limitation, patents claiming or covering (i) chemical substances or classes comprising a Compound or Licensed Product,

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(ii) all commercially practical alternatives for a particular method of administration of a Licensed Product (e.g., a patent covering all topical formulations). A patent or technology that is Controlled by either ALGORX or BRIDGE on or before the Effective Date is not considered as a "Required Third Party Patent."

      "Royalty Period" means a calendar quarter covered by a Royalty Report as described in Article 6 of this Agreement

      "Royalty Report" means a calendar quarter report as described in Article 6 of this Agreement

      "Termination Assets" shall have the meaning set forth in Article 12.5(b).

      "Territory" means entire world.

      "Third Party" means any party other than BRIDGE, BRIDGE'S Affiliates, ALGORX, or ALGORX's Affiliates or sublicensees.

      "Trademark" means any product-specific name, trademark, logo and other source-identifying material under which a Licensed Products is sold.

      "Valid Claim" means a claim contained in an issued and unexpired patent included within the BRIDGE Patent Rights or the Joint Patent Rights which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through abandonment, reissue, disclaimer or otherwise.

                                    ARTICLE 2

                        DEVELOPMENT AND COMMERCIALIZATION

      2.1 Development in General. During the term of this Agreement, subject to Article 12.4 below, ALGORX shall, at its expense, use Diligent Efforts pursuant to the Project Plan to (a) develop and obtain Regulatory Approvals for a Licensed Product for use in the Field, and to (b) commercially market and sell one (1) or more Licensed Products in the Major Market Countries.

      2.2 Funding. ALGORX agrees that it will bear all research, development and commercialization costs it incurs, or is incurred by BRIDGE after written authorization by ALGORX, whether pursuant to the Project Plan or otherwise specifically authorized in writing on a case-by-case basis, in connection with Licensed Products hereunder, including, but not limited to, costs for synthetic and analytical chemistry, formulations, pre-clinical and clinical studies, regulatory, patent and administrative costs, and costs for development and validation of manufacturing processes and product commercialization. In addition, ALGORX shall bear all costs it incurs in connection with any Regulatory Filings it makes and Regulatory Approvals it obtains for commercialization of Licensed Products in the Territory.

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      2.3   Joint Product Steering Committee.

            (a) Promptly after the Effective Date, the Parties shall form a Joint Product Steering Committee (JC) the mandate of which shall be to (i) establish and maintain a mutually agreeable Project Plan with assigned tasks with respect to the development and commercialization of Licensed Products, and
(ii) serve as the vehicle to facilitate the exchange of ALGORX Know-How and BRIDGE Know-How between the Parties. Tasks will be assigned by the JC to individuals who have the competence and experience needed for such tasks. The assignees of such tasks, may be members of the JC, employees of either of the Parties or new or established consultants or contractors to either of the Parties, and (iii) serve as a forum for the discussion of disputes between the Parties before resorting to the dispute resolution procedures in Article 14 of this Agreement, and (iv) serve as a forum for the tracking of progress and exchange of all information regarding the status of development and commercialization of Licensed Products in all Major Market Countries against the timeline and objectives established in the Project Plan.

            (b) Within thirty (30) days following the Effective Date, the Parties shall each appoint representatives for membership on the JC, two (2) from BRIDGE and three (3) from ALGORX. In addition, the JC may from time to time invite the participation of additional ad-hoc participants or specialists on specific issues.

            (c) The Chairman of the JC shall be one of the ALGORX members of the JC. The purpose of the initial meeting(s) shall be to review the current status of the development of the Licensed Product and to agree on the Project Plan. Thereafter, meetings shall be held at least once every two (2) months. Face-to-face meetings are preferable, but telephonic meetings may be scheduled by mutual consent. The Chairman shall determine the location of such meetings. ALGORX shall reimburse BRIDGE employees who are JC members for reasonably incurred travel expenses to attend JC meetings.

            (d) The final decision of the JC with regard to the substance, content, priorities and schedules in the Project Plan shall be made by consensus by the members of the JC based on commercially reasonable business judgment; provided, however, that if the JC is unable to reach consensus on any particular issue, ALGORX shall have the right in its sole discretion to make the final decisions, after considering suggestions and input from the JC. Notwithstanding the foregoing, the Parties agree that the Project Plan, when finally approved, shall reflect a commercially reasonable overall plan of Diligent Efforts to develop and commercialize Licensed Products. The JC shall have no authority to resolve any disputes concerning the validity, interpretation or construction of, or the compliance with or breach of this Agreement, which disputes shall be resolved pursuant to Article 14.

      2.4   Regulatory Filings and Regulatory Approvals.

            (a) Existing Regulatory Filings and Regulatory Approvals. BRIDGE shall promptly transfer and assign to ALGORX any Regulatory Filings and Regulatory Approvals (including any data or information contained or referenced therein), including but not limited to any draft IND documents and IND filings, and copies of all correspondence with Regulatory Authorities regarding any Compound or any Licensed Product. BRIDGE agrees to perform within sixty (60) days of the Effective Date all such acts, and execute such further instruments, documents or certificates, as may be required to more effectively transfer the Regulatory Filings to which reference is made above.

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            (b) Subsequent Regulatory Filings and Regulatory Approvals. Except
as provided in Article 12.4(c)(ii) below (i) ALGORX shall be responsible, at its sole cost and expense, for making Regulatory Filings and obtaining Regulatory Approvals in its own name for Licensed Products in the Territory, and (ii) BRIDGE shall not be entitled to engage in any regulatory activities or make any Regulatory Filings with respect to any Compound or Licensed Product without the prior written consent of ALGORX. BRIDGE shall, within the frame of its competence and experience, provide all assistance reasonably requested by ALGORX in complying with all requirements of applicable laws, rules, and regulations related to Regulatory Filings and Regulatory Approval related to Licensed Products in the Territory. Without limiting the foregoing, BRIDGE shall cooperate with and assist ALGORX in the communication with any Regulatory Authority and in the preparation and submission of any Regulatory Filing relating to a Licensed Product, and will provide such information and data in BRIDGE'S possession or control that is necessary to obtain Regulatory Approval. If BRIDGE is required by applicable laws or regulations of a Regulatory Authority having jurisdiction in the Territory to disclose information directly to such Regulatory Authority relating to Product, BRIDGE shall notify ALGORX in writing of the requirement and the particulars of the information required to be disclosed, and BRIDGE shall coordinate with ALGORX in making any such disclosure. Furthermore, with respect to any such required disclosures, ALGORX shall have the right to be present and to participate at all face-to-face meetings and scheduled conference calls between BRIDGE and such Regulatory Authority with respect to Product and ALGORX shall have the right to lead any such face-to-face meetings or scheduled conference calls.

      2.5 BRIDGE Right to Sublicense. At any time during the term hereof, if BRIDGE identifies a market opportunity for Licensed Products that is not incorporated into the Project Plan or otherwise being pursued by ALGORX (i.e., for commercialization of an existing Licensed Product in a Preferred Country, but excluding the use of an existing Licensed Product for a new Indication), BRIDGE may request in writing that the JC address such market opportunity. Within ninety (90) days after BRIDGE's request, the JC shall recommend to the Management of ALGORX whether to address or sublicense such market opportunity. In the event the decision is made to take no action in the Preferred Country, then for a period of ninety (90) days BRIDGE shall have the right to negotiate with ALGORX to become a sublicensee of ALGORX, with rights and authority to pursue such market opportunity, upon terms and conditions to be reasonably negotiated and mutually agreed upon in good faith by the Parties' Management. Should the parties be unable to agree upon terms for the sublicense, the matter may be submitted by BRIDGE to an Industry Expert pursuant to Article 14.2 for determination of commercially fair, reasonable, sublicense terms that are in accordance with industry standards.

                                    ARTICLE 3

                                GRANT OF LICENSE

      3.1 Grant by BRIDGE. BRIDGE hereby grants to ALGORX and its Affiliates an exclusive (even as to BRIDGE), nontransferable (except as provided in Article 15.5) license, with a right to sublicense, under the BRIDGE Technology, to research, develop, make, have made, use, sell, offer for sale, import and otherwise commercialize the Compound and Licensed Products in the Field, within the Territory.

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      3.2 Negative Covenant. BRIDGE hereby covenants and agrees that for the term of this Agreement, subject to its rights upon a Conversion Event in Article 12.4(c) below, BRIDGE shall not, nor shall it permit any of its Affiliates, to manufacture, develop, test, sell, market or distribute, in any field of use, any Compound (or any product containing or comprising such Compound) contained in any Licensed Product that is being developed or commercialized by ALGORX, its Affiliates or its sublicensees. BRIDGE may pursue the research, development, manufacture and distribution of any Compound outside the Field, excluding those Compounds designated by BRIDGE as ****** and ****** unless ALGORX provides written permission for Bridge to do so.

      3.3 No Retained Rights. Except as provided in Article 12.4(c) below, nothing in this Agreement is intended or shall be deemed to diminish the scope of the exclusive rights licensed by BRIDGE to ALGORX pursuant to this Article 3 or to suggest that, during the term of the exclusive licenses granted under this
Article 3, BRIDGE retains any rights to seek Regulatory Approval for, manufacture, use or commercialize any Licensed Product in the Field, except to the extent necessary for BRIDGE to perform its obligations in accordance with the express provisions of this Agreement. For purposes of clarification, except as specifically and expressly set forth herein, there are no other restrictions on either Party's activities either during or after the term of this Agreement.

      3.4 No Franchise. The Parties agree that this Agreement shall not constitute a franchise agreement under Florida, New Jersey or any other law within the Territory. If the Parties' relationship is deemed to be a franchise by a court of law or other judicial body, the Parties hereto expressly agree to waive all rights and remedies that either of them may have due to any status as a franchiser or franchisee or pursuant to the application of any franchise laws, rules or regulations.

      3.5 Sublicenses and Third Party Agreements. ALGORX may sublicense to a Third Party any of the rights under the BRIDGE Technology licensed to ALGORX hereunder pursuant to a written agreement (a "Third Party Agreement"); provided that any such agreement shall include provisions requiring (a) full compliance by the Third Party with the terms and conditions of Articles 5, 6, 10, 13.2,
15.6 and 15.14 set forth in this Agreement, (b) that ALGORX provide BRIDGE a minimum of ten (10) business days to provide input prior to entering into such Third Party Agreement, and (c) that a copy of the true and complete Third Party Agreement, and all amendments thereto, will be delivered to BRIDGE within ten
(10) business days of execution thereof.

                                    ARTICLE 4

                        LICENSE FEES; MILESTONE PAYMENTS

      4.1 License Fee. As partial consideration of the rights granted to ALGORX by BRIDGE under this Agreement, ALGORX shall pay to BRIDGE a one-time, non-refundable license fee of One Million Dollars ($1,000,000) in immediately available funds upon the closing of this Agreement.

      4.2 Milestone Payments. ALGORX shall pay to BRIDGE non-refundable milestone payments in the amounts specified below (each a "Milestone Payment") no later than thirty (30) days after the achievement of the corresponding event designated below (except for Articles 4.2(h) and (i) below which contains their own specific payment dates):

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            (a) Upon the Commencement of a Phase I clinical trial of the first
Licensed Product, ALGORX shall pay to BRIDGE ******************** Dollars ($********); provided, however, that if the FDA or other applicable Regulatory Agency allows ALGORX to proceed directly to a Phase II or Phase III clinical trial for the first Licensed Product without a Phase I clinical trial, such payment of *********** ******** Dollars ($*******) to BRIDGE described in this
Article 4.2(a) shall be due and owing upon the Commencement of such Phase II or Phase III clinical trial, in addition to the payment of ************* ******** Dollars ($********) as stated in 4.2(b) or the payment of ************ ********
Dollars ($********) as stated in 4.2(c), as applicable;

            (b) Upon the Commencement of a Phase II clinical trial for the first Licensed Product ALGORX shall pay to BRIDGE the sum of ***** ******* ******** Dollars ($********); provided, however, that if the FDA or other applicable Regulatory Agency allows ALGORX to proceed directly to a Phase III clinical trial for the first Licensed Product without a Phase II clinical trial, such payment of ************* ******** Dollars ($********) to BRIDGE described in this Article 4.2(b) shall be due and owing upon the Commencement of such Phase III clinical trial, in addition to the payment of ************ ******** Dollars ($********) as stated in 4.2(c);

            (c) Upon the Commencement of a Phase III clinical trial of the first Licensed Product, ALGORX shall pay to BRIDGE the sum of ************ ******** Dollars ($*******); provided, however, that if the FDA or other applicable Regulatory Agency grants ALGORX Regulatory Approval for the first Licensed Product after the completion of a Phase II clinical trial, ALGORX shall pay to BRIDGE the additional sum of ************ ******** Dollars ($********) at the time of such grant in lieu of the payment under this Article 4.2(c);

            (d) Upon the first filing of an NDA, or its foreign equivalent, for a Licensed Product in a Preferred Country, ALGORX shall pay to BRIDGE the sum of **** ******* **** ******* ******* Dollars ($*******). If the first and any subsequent NDA filings are made in any other country, then the sum due BRIDGE at the time of such filing will be pro-rated by the ratio of the market for ethical pharmaceutical products in the Field in such countries to that of the United States, as reported by IMS or other mutually acceptable source of such data. The remaining monies, up to $********, will be paid upon such filing in the first Preferred Country. As a further clarification, the amount paid by ALGORX to BRIDGE upon the filings of NDA documents in various countries will be continually and cumulatively supplemented until either an NDA is filed in a Preferred Country or the $******** threshold has been reached.

            (e) Upon the first Regulatory Approval to market a Licensed Product in a Preferred Country for an indication (the "First Indication"), ALGORX shall pay to BRIDGE the sum of *********** **** ******* ******** Dollars
($**********). If the first Regulatory Approval for a Licensed Product for this First Indication is in any country or countries other than a Preferred Country, ALGORX shall pay to BRIDGE a portion of such amount equal to the ratio of the Dollar volume of the market for ethical pharmaceutical products in the Field in such country or countries to the market for such products in the United States during the preceding calendar year, as reported by IMS or other mutually acceptable source of such data. The balance of such payment shall be paid by ALGORX to BRIDGE upon the first Regulatory Approval for such Licensed Product for the First Indication in a Preferred Country. As a further clarification, the amount paid by ALGORX to BRIDGE upon the first Regulatory Approvals for the First Indication in various countries will be continually and cumulatively supplemented until either a

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Regulatory Approval has been obtained for the First Indication in a Preferred
Country or the $********* threshold has been reached.

            (f) Upon the first Regulatory Approval to market a Licensed Product in a Preferred Country for a second Indication that is not the First Indication (the "Second Indication"), ALGORX shall pay to BRIDGE the sum of *** ****** Dollars ($*********). If the first Regulatory Approval for a Licensed Product for this Second Indication is in any country other than a Preferred Country, ALGORAX shall pay to BRIDGE a portion of such amount equal to the ratio of the market for ethical pharmaceutical product in the Field in such country to the market for such products in the United States during the preceding calendar year, as reported by IMS or other mutually acceptable source of such data. The balance of such payment shall be paid by ALGORX to BRIDGE upon the first Regulatory Approval for such Licensed Product for the Second Indication in the first Preferred Country. As a further clarification, the amount paid by ALGORX to BRIDGE upon the first Regulatory Approvals for the Second Indication in various countries will be continually and cumulatively supplemented until either a Regulatory Approval has been obtained for the Second Indication in a Preferred Country or the $********* threshold has been reached.

            (g) Upon the first Regulatory Approval to market a Licensed Product in a Preferred Country for a third Indication that is not the First Indication or the Second Indication (the "Third Indication"), ALGORX shall pay to BRIDGE the sum of ************ ******** Dollars ($********). If the first Regulatory Approval of a Licensed Product for this Third Indication is in any country other than a Preferred Country, ALGORX shall pay to BRIDGE a portion of such amount equal to the ratio of the market for ethical pharmaceutical products in the Field in such country to the market for such products in the United States during the preceding calendar year, as reported by IMS or other mutually acceptable source of such data. The balance of such payment shall be paid by ALGORX to BRIDGE upon the first NDA Approval for such Licensed Product for the Third Indication in a Preferred Country. As a further clarification, the amount paid by ALGORX to BRIDGE upon the first Regulatory Approvals for the Third Indication in various countries will be continually and cumulatively supplemented until either a regulatory Approval has been obtained for the Third Indication in a Preferred Country or the $******* threshold has been reached.

            (h) ALGORX shall pay to BRIDGE the non-refundable sum of Ten Million Dollars ($10,000,000) if and when the cumulative ********* Net Sales of Licensed Products have exceeded ************ ******* Dollars ($***********) for the first time (it being understood and agreed that such payment shall be made no more than one time), with such payment to be made to BRIDGE by no later than March 31st of the calendar year subsequent to the calendar year in which the $*********** Net Sales threshold is reached; and

            (i) ALGORX shall pay to BRIDGE the non-refundable sum of ***** ******* Dollars ($*********) if and when the cumulative ********* Net Sales of Licensed Products have exceeded *********** Dollars ($**********) for the first time (it being understood and agreed that such payment shall be made no more than one time, but shall be in addition to any amount paid pursuant to Article 4.2(h) above), with such payment to be made to BRIDGE by no later than March 31st of the calendar year subsequent to the calendar year in which the $*********** Net Sales threshold is reached.

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      4.3 No Multiple Payments. In no event shall any of the milestone payments described in each of Articles 4.2(a) through (i) be paid more than once, irrespective of the number of Licensed Products (or respective Indications for which they are approved) marketed or sold by or on behalf of ALGORX, its Affiliates or their sublicensees.


      4.4 Equity. In partial consideration for the license rights granted herein, ALGORX shall, within thirty (30) days after the Effective Date, issue to BRIDGE, and free of any charge to BRIDGE, a total of one million six hundred thousand (1,600,000) restricted shares of ALGORX common stock, subject to BRIDGE'S execution of ALGORX's standard common stock purchase agreement ("Shares"), said Shares being non-refundable. The restriction on the sale or transfer of these Shares by BRIDGE as provided in the common stock purchase agreement will be the same as those imposed upon ALGORX's other common stock shareholders, such restrictive covenants being substantially similar to those contained in Appendix B hereof.


                                    ARTICLE 5

                                   ROYALTIES

      5.1 Royalties in General. (a) In consideration of the exclusive worldwide license granted to ALGORX hereunder, ALGORX shall pay or cause to be paid to BRIDGE a running royalty based on Net Sales of all Licensed Products in all countries at a royalty rate as provided below: All payments due to BRIDGE that are not paid when due shall bear interest from the due date at the prime rate, as reported by The Wall Street Journal on the due date for such payment, plus ****** percent (**%) (or such lesser amount as may be the maximum permitted by law).

                                                         (B) Applicable Royalty
                               (A) Applicable Royalty    Rate in countries
                               Rate in countries with a  outside the United
                               Valid Claim of            States where no Valid
                               BRIDGE Patent Rights      Claim of BRIDGE
 ********* Annual Net          or Joint Patent Rights    Patent Rights or Joint
    Sales of Licensed          covering such Licensed    Patent Rights covers
      Products                 Product                   such Licensed Product
------------------------      -------------------------  ---------------------
 Up to and including                    **%                        **%
      $***********

 Over $*********** and                  **%                      **.*%
    up to and including
      $***********

 Over $*********** and                  **%                      **.*%
    up to and including
      $***********

    Over $*** million                   **%                      **.*%

            (b) The obligation of ALGORX to pay royalties on Net Sales of Licensed Products in any country of the Territory in which there is a Valid Claim shall continue, on a country by country

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basis, until January 1 of the calendar year following the calendar year in which all Valid Claims in such country have expired, ALGORX shall pay royalties on Net Sales of Licensed Products at the royalty rate specified in column B in the table above, after which time ALGORX shall have a perpetual, royalty-free and fully paid up non-exclusive license under the BRIDGE Know-How in such country to research, develop, make, have made, develop, use, sell, offer for sale, import and otherwise commercialize the Compound and Licensed Products in the Field.

            (c) The obligation of ALGORX to pay royalties on Net Sales of Licensed Products in countries of the Territory in which there is no Valid Claim (and in which at no time has there been a Valid Claim) shall continue on a country by country basis until the later to occur of (i) the first calendar year in which the ***** sales of Third Party product containing or comprising a Compound constitute ********** percent (**%) or more of ALGORX's gross sales of Licensed Products containing or comprising such Compound in such country, or
(ii) *** (**) years after the Effective Date of this Agreement; provided, however, that in no event shall royalties be owing in such country after the ********* (****) anniversary of the Effective Date. After the royalty payments have been discontinued according to the terms of this Article 5.1(c), ALGORX shall have a perpetual, royalty-free and fully paid up non-exclusive license under the BRIDGE Know-How in such country to research, develop, make, have made, develop, use, sell, offer for sale, import and otherwise commercialize the Compound and Licensed Products in the Field.

      5.2 Accrual of Royalties. No running royalty shall be payable on a Licensed Product distributed free of charge for test or development purposes, or distributed as free samples and for which no payment is received by ALGORX, or its Affiliates or sublicensees. No multiple royalty shall be payable under this Agreement because the manufacture, use or sale of a Licensed Product is covered by more than one Valid Claim of a BRIDGE Patent Right or a Joint Patent Right or is covered by both BRIDGE Know - How and a Valid Claim of a BRIDGE Patent Right. For purposes of determining whether the manufacture, use or sale of a Licensed Product sold by ALGORX, its Affiliates or sublicensees in a country would infringe, if not for the licenses granted herein, one or more Valid Claims of a BRIDGE Patent Right, any Licensed Product manufactured outside of such country shall be deemed to have been manufactured in that country.

      5.3 Third Party Royalties, Payments and Costs. In the event that ALGORX is licensed under, or is required to pay royalties to a Third Party under a Required Third Party Patent in any particular country in which Licensed Products are being sold, ALGORX may deduct up to ***** percent (**%) of any royalties due with respect to such Required Third Party Patent (or such amounts expended in settlement of such claim, or for securing such rights) from the running royalties otherwise due to BRIDGE with respect to Net Sales of Licensed Products in such country; provided, however, that in no event will the running royalty owing to BRIDGE for Net Sales of Licensed Products in such country be reduced to less than ***** percent (**%) of the running royalty that would otherwise be due BRIDGE for Net Sales of Licensed Products in such country. Any dispute between the Parties regarding whether a Third Party patent is a Required Third Party Patent shall be resolved according to the procedures of Article 14.2 below. It is the Parties' further intent that any and all consideration paid to or incurred by any joint venture, third-party co-promoter or other person or form of entity that is selling Licensed Products hereunder shall be at the sole cost and expense of ALGORX or such co-promoter, as the case may be, and, unless specifically designated as deductible in the definition of "Net Sales," shall not result in any reduction of the royalty due to BRIDGE.

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      5.4 Compulsory Licenses. Should a compulsory license be granted to a Third
Party under the applicable laws of any country in the Territory under the BRIDGE Patent Rights licensed hereunder to ALGORX, the running royalty rate payable hereunder for sales of Licensed Products in such country shall be adjusted to match any lower royalty rate granted to such Third Party for such country, with respect to the sales of such Licensed Products, and during such periods, for which such Third Parties sell under the compulsory license material quantities of articles that compete with the Compound or Licensed Products then marketed and sold by ALGORX in that country. In the event that both Articles 5.3 and this
Article 5.4 should come to apply to the adjustment of the royalty rate in any given jurisdiction, ALGORX shall be entitled to the benefit of the greater of such reductions, but not both; provided, however, that in no event will the running royalty to BRIDGE for such Licensed Products be reduced to less than ***** percent (**%) of the royalty that would otherwise be due BRIDGE in accordance with this Article 5 absent such reductions.

                                    ARTICLE 6

                         ROYALTY REPORTS AND ACCOUNTING

      6.1 Royalty Reports; Records.

            (a) Royalty Report. During the term of this Agreement after the first sale to a Third Party of the first Licensed Product, ALGORX shall furnish or cause to be furnished to BRIDGE on a quarterly basis a written report or reports (the "Royalty Report") covering each calendar quarter (a "Royalty Period") showing (i) gross sales and Net Sales of all Licensed Products in each country of the Territory during the Royalty Period; and (ii) the royalties, payable in Dollars, which shall have accrued hereunder with respect to such Net Sales. Royalty Reports and any royalties owed BRIDGE shall be due sixty (60) days after the end of the Royalty Period to which they pertain. In the event that there are no royalties due in a Royalty Period, the Royalty Report shall so state.

            (b) Payment. All payments due under this Agreement shall be made in United States Dollars via wire transfer of immediately available funds, or by such other commercially reasonable means as may be designated by BRIDGE. Royalty payments due on Net Sales in countries in the Territory outside the United States shall be made in United States Dollars, after being converted by ALGORX at the average rate of exchange for such country's currency as published in the Wall Street Journal (New York Edition) for the last business day of each month in the applicable Royalty Period. If, by law, regulations or fiscal policies, remittance of royalties in United States Dollars is prohibited or restricted, ALGORX will so notify BRIDGE in writing and payment of the royalty obligation shall be made by deposit thereof in local currency to the credit of BRIDGE in a recognized banking institution designated by BRIDGE. If in any country or jurisdiction, the law, regulations or fiscal policies prohibit both the transmittal and deposit of royalties on sales in such country, royalty payments shall be suspended for as long as such prohibition is in effect, and as soon as such prohibition ceases, all royalties that ALGORX would have otherwise been under an obligation to transmit or deposit but for the prohibition shall forthwith be deposited or transmitted to the extent allowable. All payments due to BRIDGE that are not paid when due shall bear interest from the due date at the prime rate, as reported by The Wall Street

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Journal on the due date for such payment, plus five percent (5%) until such time as full payment has been received in BRIDGE'S account.

      6.2 Payment Due Dates. Royalties shown to have accrued by each Royalty Report provided for under Article 6 of this Agreement shall be due and payable on the date such Royalty Report is due. Payment of royalties in whole or in part may be made in advance of such due date. All royalty and other payments due to BRIDGE hereunder, shall be made in U.S. Dollars and delivered to the account specified below or to any other banking institution as may from time to time specified in writing by BRIDGE.

      Wire Transfer Information

              [Bank]                  *****
              [account number]        *****
              [ABA Routing number]    *****
              [FBO]                   *****
              [address]               *****
                                      *****
                                      *****
              [telephone]             *****

*) For wire from foreign country, include the swift code *****

      6.3 Audit Right.

            (a) Upon written request and at least fifteen (15) days prior notice from BRIDGE, at BRIDGE'S expense and not more than once in each twelve (12) month period, BRIDGE may engage an independent public accounting or auditing firm (the "Auditor") selected by BRIDGE, but which has not provided auditing or other services to BRIDGE during the previous five (5) years (other than previous auditing services pursuant to this Agreement or other similar BRIDGE license, development or collaboration agreements) and which is reasonably acceptable to ALGORX. The Auditor may perform on behalf of BRIDGE an audit of the books and records of ALGORX and those Affiliates and sublicensee(s) that have reported Net Sales of Licensed Product(s) during the relevant time period. The Auditor shall conduct the audit during the normal business hours of ALGORX, its Affiliates or sublicensee(s) as may be reasonably necessary to verify the accuracy of the Royalty Reports furnished by ALGORX hereunder in respect of any annual fiscal period ending not more than thirty-six (36) months prior to the date of such request. BRIDGE acknowledges that the Auditor(s) shall conduct the audit in such a manner so as to not unreasonably interfere with the business of ALGORX and those Affiliates and sublicensee(s) described above. BRIDGE's right to request audit shall survive any termination of this Agreement for thirty-six (36) months after the date of said termination. ALGORX acknowledges and agrees that ALGORX, its Affiliates and sublicensees shall reasonably cooperate with the Auditor in connection with any such audit.

            (b) Upon the expiration of thirty-six (36) months following the end of any Royalty Period, the calculation of royalties payable with respect to such Royalty Period shall be binding and conclusive upon BRIDGE except with respect to any audit then requested or underway, and except for fraud or misrepresentation, ALGORX and its Affiliates shall be released from any liability or accountability with respect to royalties for such fiscal year.

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            (c) The written report prepared by the Auditor(s), shall disclose only the summary of results of the audit and the conclusions of the Auditor(s) regarding the audit and the amount of any underpayment or overpayment of royalties, if any, without disclosure of or reference to supporting documentation. The Auditor's report shall be the final determination of royalty underpayments or overpayments, if any. A copy of such report shall be sent or otherwise provided to ALGORX by the Auditor(s) at the same time it is sent or otherwise provided to BRIDGE.

            (d) If the written report by the Auditor(s) shows any underpayment of royalties, ALGORX shall remit, or shall cause its Affiliates, co-promoters, co-marketer(s) and or sublicensees to remit, to BRIDGE the amount of such underpayment within thirty (30) days after the Parties' receipt of the Auditor's report. Underpayment shall bear interest from the due date at the prime rate, as reported by The Wall Street Journal on the due date for such payment, plus **** percent (*%), per annum (or such lesser amount as shall be the maximum permitted by law). In the event that the amount of any underpayment of royalties is in excess of **** percent (*%) of the total royalties due to BRIDGE with respect to the period covered by the Auditor's report, ALGORX shall reimburse BRIDGE for the cost of the audit in which the underpayment was discovered. Any overpayment of royalties shall be fully creditable against future royalties payable in subsequent Royalty Periods. In the event this Agreement is terminated or expires before such overpayment is fully credited, BRIDGE shall pay ALGORX the portion of such overpayment not credited within thirty (30) days after such termination or expiration hereof, less any payment due BRIDGE hereunder. In the event this Agreement is terminated or expires before an underpayment has been fully remitted, ALGORX shall pay BRIDGE the portion of such underpayment not paid within thirty (30) days after such termination or expiration hereof.

      6.4 Records of Sales and Records of Payments. ALGORX and BRIDGE shall keep and cause their Affiliates and sublicensee(s) to keep true and accurate records and books of account containing data of Net Sales and of payments to BRIDGE and information showing the computation of Net Sales and royalties, as well as all verifications thereof, all such data shall be made available to the Auditor(s) if and when the other Party exercises its Audit Rights under this Article 6.

      6.5 Confidentiality of Records. The Parties agree that all information subject to review under this Article 6 is confidential and that the Parties and the Auditor(s) shall retain all such information in confidence. The Parties acknowledge and agree that the Auditor(s) shall execute confidentiality agreements with both Parties before the commencement of the audit.

                                    ARTICLE 7

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

      7.1 Mutual Representations and Warranties. Each Party hereby represents, warrants and covenants (as applicable) to the other Party as follows:

            (a) Corporate Existence and Power. It is a company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry

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on its business as it is now being conducted and as contemplated in this
Agreement, including, without limitation, the right to transfer and license the rights granted hereunder.

            (b) Authority and Binding Agreement. As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (iii) the Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms.

            (c) No Conflict. It has not entered, and shall not enter, into any agreement with any Third Party that is in conflict with the rights granted to the other Party under this Agreement, and has not taken and shall not take any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to the other Party under this Agreement. Its performance and execution of this Agreement does not and will not result in a breach of any other contract to which it is a party.

      7.2 BRIDGE Representations and Warranties. BRIDGE hereby represents, warrants and covenants (as applicable) as follows:

            (a) BRIDGE is the exclusive owner of all right, title and interest in the BRIDGE Patent Rights and BRIDGE Know-How, and attached hereto as Appendix A is a complete and accurate list of all patents and patent applications included in the BRIDGE Patent Rights as of the Effective Date. BRIDGE has taken and, at the expense of ALGORX pursuant to Article 2.2, will take, all steps reasonably necessary to maintain or perfect its exclusive ownership interest in the BRIDGE Patent Rights (subject to ALGORX's obligation to prosecute and maintain patents pursuant to Article 8.1(a)) and BRIDGE Know-How, including without limitation making any filings or elections with any government agencies or third parties with respect thereto.

            (b) Prior to the Effective Date, BRIDGE has taken reasonable measures to protect the confidentiality of the BRIDGE Know-How that is material to the manufacture, development, testing or use of the Compound ("Material Know-How"). On occasions where BRIDGE has granted access to Third Parties with respect to the Material Know-How or to otherwise material confidential information concerning the Compound, such access has been granted pursuant to enforceable, but time-limited confidentiality agreements.

            (c) The practice, use or other exploitation of the BRIDGE Technology by ALGORX as contemplated by this Agreement does not, to the best of BRIDGE's knowledge, infringe upon any Third Party's patents or constitutes a misappropriation of a Third Party's trade secrets or other intellectual property rights, and there is no interference action or litigation pending or any communication which threatens interference action, or other litigation before any patent and trademark office, court, or any other governmental entity in any jurisdiction in regard thereto. To the best knowledge of BRIDGE, there is no Third Party using, infringing or misappropriating any of the BRIDGE Technology in derogation of the rights granted to ALGORX in this Agreement.

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            (d) BRIDGE has furnished, or will furnish within thirty (30) days after the Effective Date (in accordance with the terms of this Agreement) to ALGORX tangible manifestations of the BRIDGE Know-How and any Regulatory Filings made by BRIDGE.

            (e) BRIDGE, prior to and at the time of execution of this Agreement, is unaware of any fact which would indicate the existence of any material side effect, toxicity, mutagenicity, teratogenicity, immunogenicity, carcinogenicity, adverse effect or any instances of deleterious physical effects or reactions resulting from, or alleged to result from, the Compound, which are not identified in the BRIDGE Know-How delivered to ALGORX, or which has not been otherwise disclosed in writing to ALGORX by BRIDGE.

      7.3 ALGORX Representations and Warranties. ALGORX has been given the opportunity by BRIDGE to obtain information regarding the BRIDGE Technology and to ask any questions concerning the BRIDGE Technology licensed hereunder. There is no problem, issue, fact or circumstance known to ALGORX relating to the BRIDGE Technology that would or reasonably should deter ALGORX from consummating the transaction hereby contemplated.

      7.4 Covenant Not To Sue by BRIDGE. BRIDGE hereby covenants and agrees that, during the period of the grant of exclusive license rights to ALGORX pursuant to Article 3.1, BRIDGE and its Affiliates and each of their licensees shall not (nor shall any successors or assignees of any of them) assert or cause to be asserted against ALGORX or its Affiliates, their successors or assigns, or any sublicensees of any of them a claim for infringement of any patent claiming or disclosing any invention relating to a Compound or a Licensed Product or a method of making, having made, using, selling or importing a Compound or a Licensed Product in the Field within the Territory on account of acts undertaken in compliance with this Agreement.

      7.5 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS
ARTICLE 7, NEITHER PARTY OR ITS EMPLOYEES OR ITS AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND, AND EACH PARTY HEREBY DISCLAIMS ALL SUCH OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OF THE COMPOUNDS, THE LICENSED PRODUCTS OR THEIR RESPECTIVE PATENT RIGHTS OR KNOW-HOW.

                                    ARTICLE 8

                                  PATENT RIGHTS

      8.1 Patent Prosecution and Maintenance.

            (a) ALGORX shall, at its expense, prosecute any and all patent applications claiming or disclosing any Invention conceived and/or reduced to practice by BRIDGE or ALGORX that are within the BRIDGE Patent Rights, the ALGORX Patent Rights and the Joint Patent Rights, or any Inventions described in Articles 8.3(a) and (b), to obtain patents thereon and to maintain all patents included therein. ALGORX shall use patent counsel of its choice (except as to patents and patent applications claiming or covering Inventions conceived and reduced to practice by BRIDGE or jointly by BRIDGE

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and ALGORX, for which ALGORX shall use the services of BRIDGE patent counsel
Nields & Lemack, Westborough, MA, who shall consult regularly with patent counsel of ALGORX's choice). Interferences, nullification proceedings and oppositions before the Patent and Trademark Office shall be considered a part of the prosecution and maintenance of the BRIDGE Patent Rights.

            (b) Within thirty (30) days of the Effective Date, BRIDGE shall disclose to ALGORX the complete texts of all pending patent applications encompassed by the BRIDGE Patent Rights, as well as all correspondence concerning the prosecution thereof and any information or correspondence received by BRIDGE concerning the institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving the BRIDGE Patent Rights anywhere in the Territory. In the future, both Parties shall have the right to review all pending patent applications and other proceedings, and to make suggestions regarding the prosecution of such patent applications, provided that ALGORX shall have the final authority and discretion with respect to the content of all patent filings and all prosecution strategy regarding such patents and patent applications. Patent issues, including patent strategies will be discussed by the JC and the JC shall be kept informed of the progress of and the strategy used in the prosecution of each patent application. All disclosures and exchanges of information described in this Article 8.1(b) shall be completed in a manner designed at all times to maintain confidentiality, any and all attorney-client privilege, and other evidentiary privileges.

      8.2 Discontinuance/Abandonment/Election not to File. Notwithstanding
Article 8.1, ALGORX may elect not to prosecute, to discontinue the maintenance or prosecution of, or to abandon any patent or patent application encompassed within the BRIDGE Patent Rights. If during the term of this Agreement ALGORX so elects with respect to any such patent or patent application (the "Abandoned Patent Right"), the rights to such Abandoned Patent Right shall revert to BRIDGE, and BRIDGE shall be entitled to prosecute and/or maintain such Abandoned Patent Right; provided, however, that ALGORX shall retain a non-exclusive license under that Abandoned Patent Right to research, develop, make, have made, use, sell, offer for sale, import and otherwise commercialize the Compound and Licensed Products in the Field, within the Territory. ALGORX shall inform BRIDGE of its election under this Article 8.2 at least forty five (45) days prior to any filing deadline applicable to an Abandoned Patent Right.

      8.3 Ownership of Future Inventions.

            (a) Inventions by ALGORX. Any Invention made by ALGORX during the term of this Agreement shall be owned by ALGORX; provided, however, that, if (and only if) such Invention (including any Joint Inventions described in Article 8.3(c)) is a composition containing a chemical entity related to BRIDGE's proprietary compounds ****** or ****** or any other compounds utilizing or based upon ******************** and ******************** and derivatives, isomers, metabolites and analogues thereof, made by ALGORX, or jointly by the Parties, during the term of this Agreement, then such Invention shall unconditionally be assigned to and owned by BRIDGE. For the avoidance of doubt, an Invention by ALGORX (or jointly by the Parties) that is a (i) formulation (e.g., a cream, lotion or gel) that contains a Compound, (ii) modification to the physical form of a Compound as prepared in a formulation (e.g., changing particle shape or size, salt or complex form, solid solution, emulsion and the like), or (iii) a method of manufacture, use of, or treatment using, a Compound or any Invention described in (i) or (ii) above, shall not be subject to assignment by ALGORX to BRIDGE, if invented solely by ALGORX demonstrably without utilization of BRIDGE Know-How. ALGORX's

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obligations to assign Invention under this 8.3(a) is expressly subject to, and conditioned upon, BRIDGE'S grant of a license to ALGORX under such Inventions as set forth in Section 3.1 hereof.

            (b) Inventions by BRIDGE. Any Invention made by BRIDGE during the term of this Agreement shall be owned by BRIDGE and, to the extent included in the BRIDGE Technology, will be included within the license granted to ALGORX under Article 3.

            (c) Joint Inventions. Subject to Article 8.3(a) above, each Party shall own a fifty percent (50%) undivided interest in any Inventions made by ALGORX personnel or consultants in conjunction with BRIDGE personnel or consultants (a "Joint Invention"). Each Party shall reasonably cooperate with the other Party with respect to any protection or enforcement of any Joint Patent Right. Except with respect to Joint Inventions assigned to BRIDGE pursuant to Article 8.3(a), upon termination or expiration of this Agreement, each Party hereby grants to the other Party a perpetual, irrevocable, non exclusive license to practice any Joint Invention to make, use and sell products utilizing any such Joint Invention.

            (d) Inventorship. Inventorship of all Inventions and in all countries of the Territory shall be determined in accordance with U.S. patent law.

      8.4 Trademarks. ALGORX shall be responsible for the selection of any Trademarks under which Licensed Products will be sold. ALGORX shall own all Trademarks and shall have the right to apply in its own name for state and/or federal registration of such within the Territory. BRIDGE and BRIDGE licensees outside the Territory and outside the Field and in Conversion Countries shall not be obligated to use the ALGORX Trademarks but, in order to maximize market penetration of the ALGORX Trademarks, BRIDGE shall have the right to do so and in such case, terms will be negotiated between the Parties and reflected in a separate written agreement.

      8.5 Patent Term Restoration and Regulatory Data Exclusivity. The Parties shall cooperate with each other during the term of this Agreement in obtaining patent term restoration or extension, supplementary protection certificates, or their equivalents, with respect to BRIDGE Patent Rights, ALGORX Patent Rights, and Joint Patent Rights, and regulatory data exclusivity and the like, with respect to Licensed Products in the Field.

      8.6 Scientific Publications. No scientific publication relating to any Compound, Licensed Product, BRIDGE Technology or ALGORX Technology by BRIDGE will take place without prior written permission from ALGORX. ALGORX will be take into reasonable consideration "first-to-publish" requests from BRIDGE employees, provided that such publications shall refer only to scientific achievements prior to the Effective Date.

                                    ARTICLE 9

                                  INFRINGEMENT

      9.1 Applicability. The provisions of this Article 9 shall govern the Parties' rights and obligations, as between themselves, with respect to actions against Third Parties for infringement of the BRIDGE Patent Rights or BRIDGE Know-How licensed under this Agreement.

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      9.2 Third Party Infringement.

            (a) In the event that either ALGORX or BRIDGE becomes aware of any product made, used, imported, offered for sale or sold in the Territory in the Field which it believes to infringe a BRIDGE Patent Right or constitute a misappropriation of BRIDGE Know-How in the Field, such Party (the "Notifying Party") shall promptly advise the other Party of all the relevant facts and circumstances known by the Notifying Party in connection with the infringement or misappropriation.

            (b) The Parties agree that ALGORX shall have the first right, at its own expense, but not the obligation, to enforce any BRIDGE Patent Rights or BRIDGE Know-How against such infringement or misappropriation. BRIDGE shall fully cooperate with ALGORX with respect to the investigation and prosecution of such alleged infringement or misappropriation including consenting to the joining of BRIDGE, at ALGORX expense, as a party to such action, as ALGORX deems necessary or appropriate.

            (c) BRIDGE shall have the right (at its own expense), but not the obligation, to enforce, and ALGORX does hereby grant to BRIDGE the right to enforce, any BRIDGE Patent Rights or BRIDGE Know-How against such infringement or misappropriation, and ALGORX shall fully cooperate with BRIDGE with respect to the investigation and prosecution of such alleged infringement or misappropriation including consenting to the joining of BRIDGE, at BRIDGE expense, as a Party to such action, if necessary. BRIDGE may, in its sole discretion, exercise this right if:

                  (i) ALGORX shall fail, within six (6) months after notifying BRIDGE or receiving notice from BRIDGE of the infringement, to institute an action or take other substantial measures to abate such alleged infringement, or

                  (ii) ALGORX earlier notifies BRIDGE in writing that ALGORX does not plan to terminate such infringement or institute such action.

            (d) The Party prosecuting such infringement action shall have the right to control such litigation and shall bear all legal expenses (including court costs and legal fees and expenses), including settlement thereof; provided, however that no settlement or consent judgment or other voluntary final disposition of any infringement action brought by a Party pursuant to this
Article 9.2 may be entered into without the prior written consent of the other Party if such settlement would require the other Party to be subject to an injunction or to make a monetary payment or would restrict the claims in or admit any invalidity of any of the BRIDGE Patent Rights.

            (e) Any damages or costs recovered by a Party in connection with any action filed by it as permitted hereunder shall be allocated as follows: (i) first, to reimburse the prosecuting Party for its own costs and expenses incurred in prosecuting such action (including reasonable attorneys' fees), (ii) second, to reimburse the other Party for its out-of-pocket costs and expenses reasonably incurred (including reasonable attorneys' fees) by it in assisting such Party in that action, and then (iii) sharing the remainder as follows: (1) if ALGORX is prosecuting the action, BRIDGE shall be entitled to a royalty on the defendant's infringing sales under BRIDGE's patent rights, as specified in column A of the table in Article 5.1 (or, if the claim is for misappropriation of BRIDGE Know-How, the royalty specified in column B of that table), and ALGORX shall retain the balance; and (2) if BRIDGE is

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prosecuting the action, ALGORX shall be entitled to that portion allocable to its lost profits or defendant's profits, whichever is less, from the defendant's infringing sales and Bridge shall retain the balance. In the event that the Parties agree to prosecute such infringement jointly, the Parties will split all damages or costs recovered equally, after first reimbursing each Party pari passu for any out-of-pocket expenses hereunder.

                                   ARTICLE 10

                                CONFIDENTIALITY

      10.1 Treatment of Confidential Information. Except as otherwise provided in this Article 10, during the term of this Agreement ALGORX and its Affiliates will retain in confidence and use only for purposes of this Agreement any information, data, and materials supplied by BRIDGE or on behalf of BRIDGE to ALGORX and its Affiliates under this Agreement, and BRIDGE will retain in confidence and use only for purposes of this Agreement any information, data, and materials supplied by ALGORX or on behalf of ALGORX to BRIDGE under this Agreement. For purposes of this Agreement, all such information and data that a Party is obligated to retain in confidence shall be designated as "Confidential" or "Confidential Information."

      10.2 Right to Disclose. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement or any rights which survive termination or expiration hereof, ALGORX and BRIDGE may disclose Confidential Information to their respective Affiliates, sublicensees, consultants, outside contractors, clinical investigators or other Third Parties on condition that such entities or persons agree in writing (a) to keep the Confidential Information confidential for the same time periods and to the same extent as ALGORX and BRIDGE are required to keep the Confidential Information confidential and (b) to use the Confidential Information only for such purposes as ALGORX and BRIDGE are entitled to use the Confidential Information. Each Party or its Affiliates or sublicensees may disclose such Confidential Information to government or other regulatory authorities to the extent that such disclosure (i) is reasonably necessary to obtain patents or authorizations to conduct clinical trials with and to market commercially the Licensed Products provided such Party is otherwise entitled to engage in such activities under this Agreement; (ii) is otherwise legally required; or (iii) is in facilitation of a Party's relationship with its existing or prospective investors. Any other disclosure of the financial terms of this Agreement shall be subject to the prior written agreement of the other Party.

      10.3 Release From Restrictions. The foregoing obligations with respect to disclosure and use of Confidential Information shall not apply to any part of such Confidential Information that the non-disclosing Party, or its Affiliates (all collectively referred to as the "Receiving Party") can demonstrate by contemporaneously prepared competent evidence:

                  (a) is or becomes part of the public domain other than by acts of the Receiving Party in contravention of this Agreement;

                  (b) is disclosed to the Receiving Party or its Affiliates or sublicensees by a Third Party who had the right to disclose such Confidential Information to the Receiving Party;

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                  (c) prior to disclosure under this Agreement, was already in the possession of the Receiving Party or its Affiliates or sublicensees, provided such Confidential Information was not obtained, directly or indirectly, from the other Party under this Agreement; or

                  (d) was independently discovered or developed by the Receiving Party without resort to such Confidential Information.

      10.4 Confidentiality of Agreement. Except as otherwise required by law or the terms of this Agreement or mutually agreed upon by the Parties hereto, each Party shall treat as confidential the terms, and conditions of this Agreement, except that BRIDGE and ALGORX may disclose such terms and conditions of this Agreement to its Affiliates and sublicensees, counsel and other advisors, and current and potential investors. Furthermore, each Party may, in connection with any efforts to become a public company, disclose the terms to the extent required by the federal securities laws, and provided, that such Party shall seek confidential treatment of key business terms contained in this Agreement, including but not limited to the royalty rates, the License Fee and the Milestone Payments, and shall duly consider suggestions, advice and input from the other Party with respect to seeking confidential treatment of key business terms contained in the Agreement.

      10.5 Return of Confidential Information. Upon termination of this Agreement by either Party, each Party hereto and its Affiliates shall return all Confidential Information of the other Party, in their possession along with a certification that they no longer possess any such Confidential Information of the other Party; provided, however, that each Party may retain a single archival copy of the other Party's Confidential Information solely for the purpose of determining the extent of disclosure of Confidential Information hereunder and assuring compliance with the surviving provisions of this Agreement.

                                   ARTICLE 11

                              TRANSFERS AND ACCESS

      11.1 Transfer of BRIDGE Know-How. Within thirty (30) days following the Effective Date and to the extent it has not already done so, BRIDGE shall provide ALGORX with all Know-How which exists as of the Effective Date and is licensed hereunder, and shall transfer to ALGORX copies of all documents containing such Know-How which exists as of the Effective Date. BRIDGE shall also promptly transfer to ALGORX the results, information and resulting materials which are related to, derived from, or that is a product of, any BRIDGE activities related to the Compound or Licensed Product. ALGORX will acknowledge receipt in writing of the items transmitted.

      11.2 Transfer of Material. Within thirty (30) days following the Effective Date, BRIDGE shall transfer to ALGORX, or its designee, all available GMP-quality quantities of ****** and ****** in its possession and in the possession of the manufacturer of the GMP-material without further consideration by ALGORX; provided, however, that BRIDGE shall be permitted to retain such quantities of the Compound as is necessary to allow BRIDGE to discharge its obligations hereunder. ALGORX will acknowledge receipt in writing.

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                                   ARTICLE 12

                     TERM; TERMINATION; CONVERSION OF RIGHTS

      12.1 Term. This Agreement shall become binding and close upon the date first above written and shall continue thereafter in full force and effect, unless terminated sooner pursuant to Articles 12.2 or 12.3 below, and shall expire upon the date that ALGORX's obligation to pay royalties to BRIDGE hereunder expires. The Parties acknowledge and agree that ALGORX shall pay to BRIDGE royalties according to Article 5 and make milestone payments to BRIDGE that are due according to Article 4 and that ALGORX shall have no obligation to pay BRIDGE any royalties after the expiration of the applicable periods referred to in Article 5.1 hereof for Net Sales accruing after such periods.

      12.2 Termination Without Cause. ALGORX shall have the right to terminate this Agreement at any time, without cause, upon sixty (60) days' prior written notice to BRIDGE.

      12.3 Termination For Cause.

            (a) By ALGORX. ALGORX may terminate this Agreement for Cause. For purposes of this paragraph, "Cause" shall mean any material breach of any material provisions of this Agreement by BRIDGE that is not cured within sixty
(60) days after receipt by BRIDGE of written notice thereof from ALGORX.

            (b) By BRIDGE. BRIDGE may terminate this Agreement for Cause. For purposes of this paragraph, "Cause" shall mean any material breach of any material provision of this Agreement by ALGORX that is not cured within sixty
(60) days after receipt by ALGORX of written notice thereof from BRIDGE. For purposes of clarification, the following shall constitute "Cause" hereunder: (i) if ALGORX fails to meet the Minimum Development Expenditure in any given calendar year following the Effective Date or (ii) if ALGORX fails to use Diligent Efforts in any Major Market Country as required hereunder (provided, however, that, if ALGORX is using Diligent Efforts in one or more Major Market Countries but not in all Major Market Countries, BRIDGE's remedy in that case shall be limited to the procedures set forth in Article 12.4, if applicable pursuant to such provision).

            (c) Termination for Insolvency or Bankruptcy. Either Party may, by written notice, terminate this Agreement with immediate effect if the other
Party:

                  (i) makes a general assignment for the benefit of creditors;

                  (ii) files an insolvency petition in bankruptcy;

                  (iii) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets;

                  (iv) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors; or

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                  (v) becomes a party to any proceeding or action of the type described above in (iii) or (iv), and such proceeding or action remains undismissed or unstayed for a period of more than ninety (90) days.

      12.4 Conversion of Commercialization Rights in a Major Market Country.

            (a) A "Conversion Event" with respect to a Major Market Country shall be deemed to have occurred if:

                  (i) ALGORX provides written notice to BRIDGE that ALGORX is ceasing its commercialization of, or intends to cease its commercialization of all Licensed Products in that particular Major Market Country; or does not intend to initialize commercialization of at least one Licensed Product in that particular Major Market Country; or

                  (ii) ALGORX fails to use Diligent Efforts to commercialize at least one Licensed Product in a particular Major Market Country pursuant to the Project Plan (the Parties acknowledge that the Project Plan will call for a sequence of activities in the Major Market Countries and not simultaneous activity in all Major Market Countries), as determined in accordance with the following: If BRIDGE believes that ALGORX is failing to use Diligent Efforts to commercialize at least one Licensed Product in a particular Major Market Country pursuant to the Project Plan, BRIDGE shall provide notice of same to ALGORX along with a statement of the basis for BRIDGE's assertion and a description of steps necessary to remedy such situation in such Major Market Country. ALGORX shall then have sixty (60) days to, as applicable, either (A) remedy the basis for BRIDGE's assertion of ALGORX's failure to use Diligent Efforts pursuant to the Project Plan or (B) demonstrate that ALGORX has used Diligent Efforts to develop a Licensed Product in such Major Market Country pursuant to the Project Plan. In the event of any dispute as to whether a Conversion Event has occurred under this Article 12.4(a)(ii), the Parties will immediately submit such dispute, issue or disagreement for resolution by an Industry Expert pursuant to
Article 14.2, and if the same is resolved in favor of BRIDGE, there will be deemed to be a Conversion Event as of the date of written determination thereof.

            (b) BRIDGE's sole rights and ALGORX's sole obligations upon and after the occurrence of a Conversion Event shall be that BRIDGE shall have the following rights with respect to the relevant Major Market Country (the "Conversion Country"):

                  (i) ALGORX will grant to BRIDGE an exclusive (even as to ALGORX), nontransferable (except as provided in Article 15.5) license, with a right to sublicense, under all ALGORX Technology, to research, make, have made, develop, use, sell, offer for sale, import and otherwise commercialize the Compound and Licensed Products in the Field, solely within the Conversion Country and BRIDGE will have the full right to use BRIDGE Technology free of any payments to ALGORX in said Conversion Country.

                  (ii) Within sixty (60) days after a Conversion Event, ALGORX shall deliver to BRIDGE (1) a 100-gram GMP-quality sample of the Compound (to the extent available to ALGORX at no additional substantial expense and, if not, then at BRIDGE's expense), (2) tangible manifestations of the ALGORX Know-How necessary or desirable for BRIDGE to continue development and commercialization of Licensed Products in the Conversion Country, and (3) copies of all data,

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information submitted by ALGORX in connection with any Regulatory Filing made in the Conversion Country (each, an "ALGORX Regulatory Filing"), all solely for the purpose of allowing BRIDGE to research, make, have made, develop, use, sell, offer for sale, import and otherwise commercialize the Compound and Licensed Products in the Field, solely within the Conversion Country. In consideration for provision of the foregoing, BRIDGE shall pay to ALGORX, upon submission in any Regulatory Filing made by or on behalf of BRIDGE or its Affiliates or sublicensees that contains or references any data or information contained in or submitted in an ALGORX Regulatory Filing, a fraction of all of ALGORX's costs to generate the ALGORX Regulatory Filing (including without limitation the costs paid by ALGORX for preclinical or clinical studies, consultants, filing costs and fees, copying costs and reasonable attorneys' fees). Such fraction will be calculated by dividing the annual sales of all local anesthetic products in such Conversion Country during the preceding calendar year by the sales of all local anesthetic products worldwide for such time period, as such sales data are reported by IMS or any other mutually agreed source of such data. BRIDGE will reimburse ALGORX such amounts by paying ALGORX **** ****** percent (**%) of BRIDGE's Net Sales (using the same definition of "Net Sales" as set forth in Article 1, but with reference to sales of Licensed Products by BRIDGE and its Affiliates and sublicensees rather than ALGORX and its Affiliates and sublicensees) of Licensed Products from such Conversion Country on a quarterly basis, until such time as full recovery has been made. In such event, BRIDGE shall be obligated to provide a report describing revenues of Licensed Products in the Conversion Country in the same fashion as ALGORX is obligated under
Article 6.1, and ALGORX shall have the right to audit BRIDGE's books and records to the same extent that BRIDGE is entitled to under Article 6.3. If no Regulatory Filings have been made in the Conversion Country, ALGORX shall provide BRIDGE with copies of Regulatory Filings and associated data and information in other Major Market Countries sufficient to allow BRIDGE to prepare Regulatory Filings for the Conversion Country.

      12.5 Effect of Termination.

            (a) Expiration pursuant to Article 12.1. Upon any expiration of this Agreement pursuant to Article 12.1 hereof, the licenses granted to ALGORX under
Article 3 shall survive such termination but shall convert to non-exclusive, fully paid up, irrevocable and perpetual licenses.

            (b) Termination by ALGORX pursuant to Article 12.2. Upon termination of this Agreement by ALGORX pursuant to Article 12.2: (i) ALGORX's license rights to BRIDGE Technology and all other rights of ALGORX hereunder, except as specifically otherwise set forth herein, shall terminate; (ii) BRIDGE's rights under Article 12.4(c) shall survive such termination and remain in full force and effect with Article 6 and Article 12.6 continuing to be fully applicable thereto; (iii) BRIDGE shall be granted a further non-exclusive license, with right of sublicense, under all ALGORX Technology, to research, make, have made, develop, use, sell, offer for sale, import, and otherwise commercialize the Compound and Licensed Products in the Field; and (iv) BRIDGE shall have the right to purchase, and have assigned to it, all of ALGORX's rights in the Trademarks, if any, the Regulatory Filings, if any, and the Regulatory Approvals, if any, for the Licensed Products, as well as any and all sublicense agreements and other business assets related to the Licensed Products (other than inventory, which is addressed below) that are necessary or appropriate for BRIDGE's continuation of the business of development and commercialization of the Licensed Products (such Trademarks, Regulatory Filings, Regulatory Approvals, sublicense agreements, and other assets in existence upon the effective date of termination, the "Termination Assets") from ALGORX (or its Affiliates as applicable) in accordance with the terms of Article 12.5(f). If upon the effectiveness of a termination pursuant to Article 12.2, ALGORX or its

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Affiliates continue to possess inventory of Licensed Products, BRIDGE shall have the right to purchase all such inventory at cost. Should BRIDGE elect not to purchase such inventory, ALGORX shall have the right to sell the inventory in the Territory for a period of six (6) months from the effective date of termination, subject to the payment of royalties to BRIDGE pursuant to Article 5 hereof and provided that ALGORX at all times during such disposal period maintains consistent pricing and market positioning for such inventory as in effect prior to such termination.

            (c) Termination by ALGORX pursuant to Article 12.3. Upon termination of this Agreement by ALGORX pursuant to Article 12.3: (i) ALGORX's license rights in Articles 3, 5.1 and 8.2 shall survive such termination and remain in full force and effect with Articles 4 through 6 continuing to be fully applicable thereto (provided, however, that if the breach giving rise to ALGORX's termination under Article 12.3 was a willful material breach by BRIDGE of Articles 3.2 or 3.3, or a willful material breach by BRIDGE of the exclusivity of the licenses granted to ALGORX under Article 3.1, ALGORX, in addition to any other rights hereunder or at law or equity, shall be entitled to injunctive and equitable relief against BRIDGE to cause such activities to cease, to actual and consequential damages resulting from such breach, and to reimbursement of its attorneys' fees and costs in obtaining such relief), (ii) BRIDGE's rights under Articles 8.1 (with respect to use of its designated patent counsel), 8.3 (with respect to assignment of Composition of Matter and related Inventions to Bridge), 8.4, 8.5, 9 and 12.4 (except for BRIDGE's rights with respect to any Conversion Country in which Bridge was licensed under Article 12.4(c)(i) as of the date of termination, with Article 6, Article 12.4 and 12.6 continuing to be fully applicable thereto)) shall terminate immediately; and
(iii) ALGORX shall be entitled to set off any damages arising from BRIDGE's breach against any payments owing under Articles 4 or 5 hereof.

            (d) Termination by BRIDGE pursuant to Article 12.3. Upon termination of this Agreement by BRIDGE pursuant to Article 12.3: (i) ALGORX's license rights to BRIDGE Technology and all other rights of ALGORX hereunder, except as specifically otherwise set forth herein, shall terminate; (ii) BRIDGE's rights under Article 12.4(c) shall survive such termination and remain in full force and effect with Article 6 and Article 12.6 continuing to be fully applicable thereto; (iii) BRIDGE shall be granted a further non-exclusive license, with right of sublicense, under all ALGORX Technology, to research, make, have made, develop, use, sell, offer for sale, import, and otherwise commercialize the Compound and Licensed Products in the Field; and (iv) BRIDGE shall have the right to purchase, and have assigned to it, the Termination Assets from ALGORX (or its Affiliates or sublicensees, as applicable) in accordance with the terms of Article 12.5(f). If upon the effectiveness of a termination pursuant to
Article 12.2, ALGORX or its Affiliates or sublicensees continue to possess inventory of Licensed Products, BRIDGE shall have the right to purchase all such inventory at cost. Should BRIDGE elect not to purchase such inventory, ALGORX shall have the right to sell the inventory in the Territory for a period of six
(6) months from the effective date of termination, subject to the payment of royalties to BRIDGE pursuant to Article 5 hereof and provided that ALGORX at all times during such disposal period maintains consistent pricing and market positioning for such inventory as in effect prior to such termination. The foregoing shall be in addition to any other rights of BRIDGE against ALGORX pursuant to this Agreement or applicable law.

            (e) In the event this Agreement is terminated due to the rejection of this Agreement by or on behalf of a Party under Article 365 of the United States Bankruptcy Code (the "Code"), and the equivalent provisions, if any, of the bankruptcy laws of other countries in which ALGORX exercises the license granted hereunder, all licenses and rights to licenses granted under or pursuant to this Agreement

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by one Party to the other are, and shall otherwise be deemed to be, for purposes of Article 365(n) of the Code, and any such equivalent law, licenses of rights to "intellectual property" as defined under Article 101(35A) of the Code. The Parties agree that the licensed Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and any such equivalent law, and that upon commencement of a bankruptcy proceeding by or against a Party under the Code, the other Party shall be entitled to a complete duplicate of or complete access to, any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to the other Party (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by a Party, unless the Party elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party upon written request therefore. The foregoing is without prejudice to any rights either Party may have arising under the Code or other applicable law.

            (f) If upon termination of this Agreement by ALGORX pursuant to
Article 12.2 or by BRIDGE pursuant to Article 12.3, BRIDGE elects to purchase any Termination Assets from ALGORX or its Affiliates pursuant to Article 12.5(b) or 12.5(d), such purchase shall be accomplished in accordance with the following:

                  (i) BRIDGE shall provide notice to ALGORX of such election (a "Purchase Notice") within ninety (90) days after the effective date of termination of this Agreement, which notice shall specify the Termination Assets to be purchased by BRIDGE and state a proposed Fair Asset Value (as defined below) for such Termination Assets.

                  (ii) The Termination Assets shall, if purchased by BRIDGE, be purchased for the fair market value of such Termination Assets (assuming an all cash sale, not under duress, to a willing buyer) net of liabilities at the time of termination (the "Fair Asset Value"). BRIDGE shall initially propose the Fair Asset Value in its Purchase Notice. Thereafter, if ALGORX disagrees with such proposal, the Management shall negotiate for a period of thirty (30) days to attempt to reach agreement on the Fair Asset Value of the Termination Assets proposed to be purchased. If the Parties are unable to so agree, such Fair Asset Value shall be determined by an Industry Expert in accordance with Article 14.2 below. Absent manifest error, such Fair Asset Value shall be conclusive, binding, and non-appealable by the Parties.

                  (iii) The Fair Asset Value of the Termination Assets purchased by BRIDGE shall be paid to ALGORX via BRIDGE's payment to ALGORX of ************ percent (**%) of gross revenues received by BRIDGE from or in connection with sales of Licensed Products by BRIDGE, its Affiliates, subsequent BRIDGE licensees, to be reported and paid on a quarterly basis, until such time as such amount has been fully paid by BRIDGE. In such event, ALGORX shall have the right to audit BRIDGE's books and records to the same extent that BRIDGE is entitled to under Article 6.3.

                  (iv) ALGORX shall include in its sublicense agreements with sublicensees the right for ALGORX to assign each such agreement to BRIDGE in the event this Agreement is terminated by ALGORX under Article 12.2 or by BRIDGE under Article 12.3 and BRIDGE elects to purchase such agreement as a Termination Asset per Article 12.5(b) or Article 12.5(d).

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            (g) Termination of this Agreement shall not relieve either Party of any obligation of such Party accruing prior to such termination. Any termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to termination.

      12.6 Surviving Obligations. Except as otherwise expressly set forth in
Article 12.5 above, the rights and obligations of the Parties under Articles 7, 8.3(c), 10, 12, 13, 14 and 15 shall survive any expiration or termination of this Agreement.

                                   ARTICLE 13

                                INDEMNIFICATION

      13.1 Indemnification by BRIDGE. Subject to Article 13.3 hereof, BRIDGE hereby agrees to defend, indemnify and hold harmless ALGORX and its Affiliates, directors, officers, employees, agents and licensees from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney's fees and expenses and expenses incurred in connection with the enforcement of this provision), actions, claims brought or threatened after the Effective Date of this Agreement and which arise out of claims against ALGORX brought by Third Parties after the Effective Date of this Agreement, including but not limited to, any actions in contract (including breach of warranty) tort (including negligence, strict liability or commercial torts) which arise, result from, or relate to: (i) any breach of any of the representations, warranties or covenants of BRIDGE contained in Article 7 hereof, (ii) any use, storage, handling, sale, distribution, manufacturing, marketing, exporting or importing of the Compound or the Licensed Products by or on behalf of BRIDGE, its Affiliates, sublicensees and distributors, or (iii) any patent infringement proceeding or trade secret misappropriation suit with respect to the BRIDGE Patent Rights asserted by a Third Party against ALGORX, where BRIDGE has breached its non-infringement/no-misappropriation representation and warranty in
Article 7.2(c) (any of the foregoing hereinafter collectively referred to as a "ALGORX Loss"). BRIDGE shall have no indemnification obligations under this
Article 13.1 to the extent that such ALGORX Loss arises out of the negligence or willful misconduct of ALGORX or its employees, or any breach of this Agreement by ALGORX.

      13.2 Indemnification by ALGORX. Subject to Article 13.3 hereof, ALGORX hereby agrees to indemnify and hold harmless BRIDGE and its Affiliates, sublicensees, directors, officers, employees and agents from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney's fees and expenses and expenses incurred in connection with the enforcement of this provision), actions, or claims brought or threatened after the Effective Date of this Agreement and which arise out of claims against BRIDGE brought by Third Parties after the Effective Date of this Agreement, including but not limited to, any actions in contract (including breach of warranty), tort including negligence, strict liability or commercial torts) which arise, result from, or relate to (i) any breach of any of the representations, warranties and covenants of ALGORX contained in Article 7 hereof, (ii) any use, storage, handling, sale, distribution, manufacturing, marketing, exporting or importing of the Compound or the Licensed Products by or on behalf of ALGORX, its Affiliates, sublicensees and distributors, including, without limitation, claims based upon product liability with respect to Licensed Products, (iii) the violation of any applicable law or regulation in any jurisdiction by ALGORX, its Affiliates or sublicensees including, without limitation, in connection with preparation or

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filing of Regulatory Filings, or (iv) any patent infringement proceeding or trade secret misappropriation suit with respect to the ALGORX Technology asserted by a Third Party against BRIDGE (any of the foregoing hereinafter referred to as a "BRIDGE Loss"). ALGORX shall have no indemnification obligations under this Article 13.2 to the extent that such BRIDGE Loss arises out of the negligence or willful misconduct of BRIDGE or its employees, or any breach of this Agreement by BRIDGE.

      13.3 Indemnification Procedures With Respect to Third Party Claims. A Party that intends to seek indemnification under this Article 13 (such Party hereinafter referred to as the "Indemnitee") in respect to a liability, loss, fine, penalty, damage, expense, action, or claim brought against such Indemnitee by a Third Party (such claim hereinafter referred to as a "Third Party Claim"), shall promptly give written notice thereof to the party from whom indemnification is sought (such other party hereinafter referred to as the "Indemnitor") within a reasonable period of time after the assertion of such Third Party Claim by such Third Party; provided, however, that the failure to provide written notice of such Third Party Claim within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is prejudiced by such failure. The Indemnitor shall have the right to assume the complete control of the defense, compromise or settlement of any Third Party Claim (provided that no settlement of any Third Party Claim shall include any admission of wrongdoing on the part of an Indemnitee, without the prior written consent of such Indemnitee, which such consent shall not be unreasonably withheld). The Indemnitee shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnitor. If the Parties cannot agree as to the application of Articles 13.1 and 13.2 to any particular Third Party Claim, the Parties may conduct separate defenses of such Third Party Claim. Each Party reserves the right to claim indemnity from the other in accordance with Articles 13.1 and 13.2 above upon resolution of the underlying claim, notwithstanding the provisions of this Article 13.3 requiring the Indemnitee to tender to the Indemnitor the exclusive ability to defend such claim or suit.

                                   ARTICLE 14

                               DISPUTE RESOLUTION

      14.1 Dispute Resolution. The Parties recognize that disputes as to certain matters may arise from time to time during the term of this Agreement that relate to either Party's rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 14 if and when a dispute arises under this Agreement. All disputes arising under this Agreement shall be discussed first by the JC. Either Party may, by written notice to the other Party, have any dispute between the Parties remaining unresolved after thirty (30) days referred to their respective Chief Executive Officers for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. If the designated officers are still not able to resolve such dispute within such thirty (30) day period, either Party may at any time thereafter pursue any legal or equitable remedy available to it as provided below in this Article 14.

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      14.2 Neutral Determination by Expert. All disputes arising under the definition of Net Sales (as to Licensed Product Net Sales in a Combined Offering), Article 2.5 (as to sublicense terms), Article 5.3 (as to whether a patent is a Required Third Party Patent), Article 12.4 (as to whether a Conversion Event has occurred), or Article 12.5(f) (as to the Fair Asset Value of Termination Assets) shall be resolved pursuant to this Article 14.2. In the event of any such dispute, either Party may provide notice to the other Party of such dispute and commence the procedures set forth in this Article 14.2. Within ten (10) days after such notice, each Party shall propose a list of three (3) individuals, each of whom has had at least ten (10) years of (a) experience prosecuting biopharmaceutical patents at a nationally recognized law firm (with respect to whether a patent falls within the definition of a Required Third Party Patent), or (b) at least ten (10) years of significant management experience in the biopharmaceutical industry (with respect to determining sublicense terms or whether a Conversion Event has occurred), or (c) at least ten (10) years of significant financial experience in the biopharmaceutical industry (with respect to disputes over Net Sales allocation in a Combined Offering or disagreement as to the Fair Asset Value of Termination Assets) and, in any case, none of whom is affiliated with either Party or with either Party's Affiliates, sublicensees or business partners, or otherwise has any interest in the resolution of the issue to be submitted by the Parties for resolution (the foregoing requirements, the "Requirements"). Within five (5) days after the Parties exchange such lists, the Parties shall either agree upon one of such proposed individuals to resolve the disputed matter, or if the Parties do not so select one such individual within such period of time, each Party shall select one (1) such individual from the list proposed by the other Party, and the two
(2) selected individuals shall select a third individual who otherwise meets the Requirements to resolve the disputed matter (the selected individual, the "Industry Expert"). Each Party shall submit written materials to the other Party and to the Industry Expert relating to the matters in issue within thirty (30) days after the Industry Expert is selected. Each Party shall then have fifteen
(15) days to submit a written rebuttal to the other Party's submission to the other Party and to the Industry Expert. The Industry Expert shall have the discretion to interview the Parties' officers and employees to obtain further information relating to the matters in issue and to hear oral argument. Each Party shall cooperate with the Industry Expert. The Industry Expert's determination shall be dispositive of all issues properly presented to him or her and such determination shall be given retroactive effect. Until such determination is delivered to the Parties, the Parties shall continue to perform their obligations under this Agreement in good faith and make any applicable payments accordingly. The Parties shall bear all expenses incurred pursuant to this Article 14.2 equally.

      14.3 Arbitration. Any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement that is not resolved pursuant to Article 14.1 and is not required to be resolved under Article 14.2 above may be submitted by either Party for final and binding arbitration in accordance with the terms of this Agreement by an independent arbitration firm acceptable to both Parties such as JAMS (Judicial Arbitration & Mediation Services). The arbitration will be conducted in New York, New York under the rules then in effect for the selected arbitration firm, except as provided herein. The Parties consent to the personal jurisdiction of the United States federal courts, for any case arising out of or otherwise related to this arbitration, its conduct and its enforcement. This Article 14.3 shall not apply to any dispute, controversy or claim that concerns the validity, enforceability or infringement of a patent, trademark or copyright.

      (a) Arbitrator. Subject to Article 14.3(b), the arbitrator shall be one
(1) neutral, independent and impartial arbitrator selected from a pool of retired federal judges to be presented to the Parties by the selected arbitration firm. Failing the agreement of the Parties as to the selection of the arbitrator within

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thirty (30) days, the arbitrator shall be appointed by the selected arbitration firm within the subsequent thirty (30) days. Upon the written request of either Party prior to the commencement of the arbitrator's duties pursuant to this
Article 14.3, there shall be three (3) arbitrators rather than one (1). If such request is made prior to the selection of an arbitrator pursuant to Article 14.3(a), then within thirty (30) days of such request each Party shall select one (1) neutral, independent and impartial arbitrator from the pool of retired federal judges presented to the Parties by the selected arbitration firm and within thirty (30) days thereafter those two (2) arbitrators shall select the third arbitrator from such pool. If such request is made after the selection of an arbitrator pursuant to Article 14.3(a), then within thirty (30) days of such request each Party shall select one (1) additional arbitrator from the pool from which the first arbitrator was selected.

      (b) Governing Law. Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the state of New York, exclusive of its choice of law rules.

      (c) Rules of Procedure and Evidence. The Parties shall be entitled to discovery as provided in the Federal Rules of Civil Procedure and the local rules of the Federal District Court in New York, New York, provided, however, that all discovery shall be conducted expeditiously within the time limit set by the arbitrator selected pursuant to Article 14.3. At the hearing, the Parties may present testimony (either by live witness or deposition) and documentary evidence. Each Party shall have the right to be represented by counsel. The Federal Rules of Evidence shall apply to any and all matters submitted to final and binding arbitration under this Agreement.

      (d) Decision. The power of the arbitrator to fashion procedures and remedies within the scope of this Agreement is recognized by the Parties as essential to the success of the arbitration process. The arbitrator shall not have the authority to fashion remedies, unless the remedy would be available to a federal judge hearing the same dispute. The arbitrator is encouraged to operate on this premise in an effort to reach a fair and just decision but shall fashion such rules and procedures to best approximate Federal rules and procedures except with respect to procedural time limits and delays (which shall be set by the arbitrator pursuant to Article 14.3(e)). Reasons for the arbitrator's decisions should be complete and explicit. A full transcript and record of the proceedings as well as written decisions including all determinations of law and fact shall be provided for the appellate process. The written reasons should also include the basis for any damages awarded and a statement of how the damages were calculated. Such a written decision shall be rendered by the arbitrator following a full comprehensive hearing, no later than six (6) months following the selection of the arbitrator as provided for in
Article 14.3. If as to any issue the arbitrator should determine under the applicable law that the position taken by a Party is frivolous or otherwise irresponsible or that any wrongdoing they find is in callous disregard of law and equity or the rights of the other Party, the arbitrator shall also award an appropriate allocation of the adversary attorney's reasonable fees, costs and expenses to be paid by the offending Party, the precise sums to be determined after a bill of attorney fees, expenses and costs consistent with such award has been presented following the award on the merits.

      (e) Each Party agrees to abide by the award rendered in any decision rendered by a neutral pursuant to Article 14.2, or pursuant to an arbitration conducted pursuant to this Article 14.3, and agrees that a judgment of any state of federal court having jurisdiction may be entered upon the final award and

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that other courts may award full faith and credit to such judgment in order to enforce such award. If applicable, the award shall include interest from the date of any damages incurred for breach of the Agreement, and from the date of the award until paid in full, at a rate fixed by the arbitrator. With respect to money damages, nothing contained herein shall be construed to permit the arbitrator(s) or any court or any other forum to award punitive or exemplary damages. By entering into this agreement to arbitrate, the Parties expressly waive any claim for punitive or exemplary damages. The only damages recoverable under this Agreement are compensatory damages (including, without limitation, consequential damages, as limited by Article 15.14 hereof).

      (f) Costs. Except as set forth in this Article 14.3(i), each Party shall bear its own legal fees. The arbitrator shall assess his or her costs, fees and expenses against the Party losing the arbitration unless he or she believes that neither Party is the clear loser, in which case the arbitrator shall divide his or her fees, costs and expenses according to his or her sole discretion.

      (g) Injunctive Relief. Provided a Party has made a sufficient showing under the rules and standards set forth in the Federal Rules of Civil Procedure and applicable case law, the arbitrator shall have the freedom to invoke, and the Parties agree to abide by, injunctive measures after either Party submits in writing for arbitration claims requiring immediate relief.

      (h) Confidentiality. The arbitration proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party's Confidential Information. Except as required by law, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of each other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

      (i) Survivability. Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of the contract for any reason.

                                   ARTICLE 15

                               GENERAL PROVISIONS

      15.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make payments hereunder, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts, acts of God or any other cause beyond the reasonable control of the affected Party to anticipate, prevent, avoid or mitigate (a "Force Majeure Event"); provided, however, that any failure or delay in fulfilling a term of this Agreement shall not be considered a result of a Force Majeure Event if it arises from a failure of ALGORX or BRIDGE to comply with applicable laws and regulations and further provided, however, that if a Force Majeure Event causes a delay of greater than

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six (6) months in ALGORX's Diligent Efforts required under this Agreement,
BRIDGE shall have the right to deem same as giving rise to its ability to terminate for Cause pursuant to Article 12.3(b).

      15.2 Further Assurances. Each Party hereto agrees to perform such acts, execute such further instruments, documents or certificates, and provide such cooperation in proceedings and actions as may be reasonably requested by the other Party in order to carry out the intent and purposed of this Agreement, including without limitation the registration or recordation of the rights granted hereunder.

      15.3 Severability. Both Parties hereby expressly acknowledge and agree that it is the intention of neither Party to violate any public policy, statutory or common law, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries and specifically agree that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or any of the Parties hereto in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, then in such event such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this Agreement shall remain binding upon the Parties hereto.

      15.4 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered in person, or if mailed by registered or certified mail (return receipt requested) postage prepaid, or by a nationally recognized overnight courier, or by facsimile (and promptly confirmed by registered, certified mail or overnight courier), to the addresses given below or such other addresses as may be designated in writing by the Parties from time to time during the term of this Agreement. Any notice sent by registered, certified mail or overnight courier as aforesaid shall be deemed to have been given when mailed.

    In the case of BRIDGE:    BRIDGE PHARMA, INC.
                              902 Contento Street
                              Sarasota, Florida 34242
                              Telephone No.: (941) 349-0027
                              Facsimile No.: (941) 349-0037

    With a required copy to:  Seyfarth Shaw LLP
                              1545 Peachtree Street, N.E, Suite 700
                              Atlanta, Georgia 30309
                              Attention: Joseph V. Myers III, Esq.
                              Telephone No.: (404) 885-6743
                              Facsimile No.: (404) 892-7056

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    In the case of ALGORX:    AlgoRx Pharmaceuticals, Inc.
                              500 Plaza Drive, 2nd Floor
                              Secaucus, NJ 07094
                              Attention: President
                              Telephone No.: (201) 325-6900
                              Facsimile No.: (201) 325-6909

    With a required copy to:  Heller Ehrman White & McAuliffe LLP
                              120 West 45th Street
                              New York, NY 10036
                              Attention: Stephen M. Davis, Esq.
                              Telephone No.: (212) 763-7600
                              Facsimile No.: (212) 832-8300

      15.5 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the written consent of the other Party; provided, however, that no consent shall be required for any assignment pursuant to any merger, acquisition or transfer of all or substantially all of the stock, assets or business to which this Agreement relates. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement, and shall confirm such assumption in writing to the other Party within thirty (30) days after receipt of any request to so confirm by the other Party.

      15.6 Publicity. Except for the details in the release described in Appendix C, and as required by law, stock exchange or regulatory authority, neither Party, nor any of its Affiliates, shall originate any publicity, news release or other public announcement, written or oral, relating to the confidential terms or conditions contained in this Agreement without the prior written approval of the other Party.

      15.7 Amendment. The Parties hereto may amend, modify or alter any of the provisions of this Agreement, but only by a written instrument that explicitly refers to this Agreement and is approved and duly executed by both Parties hereto. For purposes of clarification, the JC shall have no power to amend, modify or waive compliance with any provision of this Agreement.

      15.8 Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

      15.9 Waiver. The failure of a Party to enforce at any time for any period any of the provisions hereof shall not be construed as a waiver of such provisions or of the rights of such Party thereafter to enforce each such provisions.

      15.10 No Implied Licenses. Except as expressly and specifically provided under this Agreement, the Parties agree that neither Party is granted any implied rights to or under any of the other Party's current or future patents, trade secrets, copyrights, moral rights, trade or service marks, trade dress, or any other intellectual property rights outside the Field.

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      15.11 Injunctions. The Parties agree that any breach or threatened breach by one Party of the confidentiality provisions contained in this Agreement may cause substantial harm to the other Party that cannot be remedied by monetary damages, and therefore each Party agrees that either Party shall be have the right to seek equitable remedies including injunctions and repossession of Confidential Information, to abate actual or threatened breaches of this Agreement.

      15.12 Independent Contractors. The Parties agree that the relationship of BRIDGE and ALGORX established by this Agreement is that of independent licensee and licensor. Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish a partnership or joint venture, and nor shall this Agreement create or establish an employment, agency or any other relationship. Except as may me specifically provided herein, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

      15.13 No Third Party Beneficiaries. All rights, benefits and remedies under this Agreement are solely intended for the benefit of BRIDGE and ALGORX, and no Third Party shall have any rights whatsoever to (i) enforce any obligation contained in this Agreement (ii) seek a benefit or remedy for any breach of this Agreement, or (iii) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties.

      15.14 Limitation of Liability. EXCEPT FOR EACH PARTY'S INDEMNIFICATION OBLIGATIONS, OR ITS BREACH OF ARTICLE 7 HEREOF, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES.

      15.15 Insurance. Each Party shall procure and maintain at its own cost such type and amounts of liability insurance covering such development, manufacture, supply, use or sales (as applicable) of its Licensed Products as is normal and customary in the pharmaceutical industry. Such insurance will be on an occurrence form or on a claims made form. This insurance shall also include contractual liability. Upon request, each Party shall provide the other Party with a written certificate evidencing such insurance. Notwithstanding the foregoing, upon the earlier of (a) the Commencement of Phase I clinical trials for the first Licensed Product, or (b) commencing supply of Licensed Products to any Third Party for use in humans, ALGORX shall have the sole obligation to procure and maintain, at its own cost, policies of product liability insurance in such scope and coverage consistent with commercially reasonable practices normally exercised under similar circumstances consistent with good business judgment, to cover the activities of ALGORX, BRIDGE, and its and their Affiliates and sublicensees. ALGORX shall provide BRIDGE with written notice immediately upon receipt by ALGORX of notice of any pending cancellation, non-renewal or material change in such insurance, and ALGORX shall obtain replacement insurance providing comparable coverage prior to any such cancellation, non-renewal or material change. ALGORX shall maintain such product liability insurance beyond the expiration or termination of this Agreement

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during the period that any Licensed Product is being tested, distributed or sold by ALGORX or by any Affiliate, or sublicensee of ALGORX and for a reasonable period thereafter.

      15.16 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of its choice-of-law rules.

      15.17 Headings. The article, and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      15.18 Counterparts. This Agreement may be executed by means of facsimile signature and in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

                            [signature page follows]

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      IN WITNESS HEREOF, the Parties have executed this Agreement as of the
Effective Date.

BRIDGE PHARMA, INC.                       ALGORX PHARMACEUTICALS, INC.

By: /s/ GUNNAR ABERG                      By: /s/ PAUL HAMELIN
    ------------------------------------      ----------------------------------
Printed                                   Printed
  Name: GUNNAR ABERG                        Name: PAUL HAMELIN
        --------------------------------          ------------------------------
Title: CEO, BRIDGE PHARMA                 Title: PRESIDENT & COO
       ---------------------------------         -------------------------------
Date: OCTOBER 28, 2004                    Date: 10/28/2004
      ----------------------------------        --------------------------------
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                                   APPENDIX A

                        Patent Applications and Patents

Patent or
Patent Application
Number                        Title                               Status        Filing date
-------------------           -----                               ------        -----------
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

                                                                  EXECUTION COPY

                       Patent Applications filed 09/27/04

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                                       41

                                                                  EXECUTION COPY

                                   APPENDIX B

                          Restrictions on AlgoRx Stock

     The Shares shall be subject to Article XIV of ALGORX's amended and restated by-laws which are attached to this Appendix B as Exhibit A to Appendix B.

     In addition, BRIDGE agrees to the following:

SECTION 1.     RESTRICTIONS ON TRANSFER.

     1.1   Restrictions on Transfer

           (a) BRIDGE agrees not to made any disposition of all or any portion of the Shares unless and until:

               (i) There is then in effect a registration statement under the Securities Act of 1933, as Amended, (the "Securities Act") covering such proposed disposition and such disposition is made in accordance with such registration statement; or

              (ii) (A) The transferee has agreed in writing to be bound by the terms of this agreement, (B) BRIDGE shall have notified ALGORX of the proposed disposition and shall have furnished ALGORX with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by ALGORX, BRIDGE shall have furnished ALGORX with an opinion of counsel, reasonably satisfactory to ALGORX, that such disposition will not require registration of such shares under the Securities Act. It is agreed that ALGORX will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its initial public offering, ALGORX will not require the transferee to be bound by the terms of this agreement.

             (iii) Each certificate representing Shares shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):


     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS ALGORX HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO ALGORX AD ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     1.2 "Market Stand-Off" Agreement. BRIDGE hereby agrees that it shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of ALGORX held by BRIDGE (other than those included in the registration) for a period specified by the representative of the underwriters of ALGORX's Common Stock (or other securities) not to exceed two hundred twenty (220) days following the effective date of a registration statement of ALGORX filed under the Securities Act; provided that such agreement shall apply only to ALGORX's initial public offering.

                                                                       EXHIBIT A

                                  ARTICLE XIV

                             RIGHT OF FIRST REFUSAL

     SECTION 46. Right of First Refusal. No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of Common Stock of the corporation, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

     (a) If the stockholder desires to sell or otherwise transfer any of his shares of Common Stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

     (b) For thirty (30) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 46, the price shall be deemed to be the fair market value of the Common Stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

     (c) the corporation may assign its rights hereunder.

     (d) In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder's notice, the Secretary of the corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation receives said transferring stockholder's notice; provided that if the terms of payment set forth in said transferring stockholder's notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder's notice.

          (e) In the event the corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder's notice, said transferring stockholder may, within the sixty-day period following the expiration of the option rights granted to the corporation and/or its assignees(s) herein, transfer the shares specified in said transferring stockholder's notice which were not acquired by the corporation and/or its assignees(s) as specified in said transferring stockholder's notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

          (f) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

               (i) A stockholder's transfer of any or all shares held either during such stockholder's lifetime or on death by will or intestacy to such stockholder's immediate family or to any custodian or trustee for the account of such stockholder or such stockholder's immediate family or to any limited partnership of which the stockholder, members of such stockholder's immediate family or any trust for the account of such stockholder or such stockholder's immediate family will be the general of limited partner(s) of such partnership. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer.

               (ii) A stockholder's bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw.

               (iii) A stockholders' transfer of any or all of such stockholder's shares to the corporation or to any other stockholder of the corporation.

               (iv) A stockholder's transfer of any or all of such stockholder's shares to a person who, at the time of such transfer, is an officer or director of the corporation.

               (v) A corporate stockholder's transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares of capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.

               (vi) A transfer by a stockholder which is a limited or general partnership or a limited liability company to any or all of its partners or former partners or a transfer by a limited liability company to any or all of its member or former members.

     In any such case, the transferee, assignee, or other recipient shall receive and hold such Common Stock subject to the provisions of this bylaw, and there shall be no further transfer of such Common Stock except in accord with this bylaw.

          (g) The provisions of this bylaw may be waived with respect to any transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

          (h) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

          (i) The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

                (i)  On March 1, 2011; or

               (ii) Upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

          (j) The certificates representing shares of Common Stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION."